EXHIBIT C-1 to
                             Note Purchase Agreement

                     OWNED AIRCRAFT PARTICIPATION AGREEMENT



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                             PARTICIPATION AGREEMENT

                                  Dated as of ,

                                      Among

                                ATLAS AIR, INC.,

                                     Owner,

                                       and

                            WILMINGTON TRUST COMPANY,
                         Not in its individual capacity
                      except as expressly provided herein,
               but solely as Mortgagee under the Trust Indenture,
                 as Subordination Agent under the Intercreditor
                     Agreement and as a Pass Through Trustee
                 under each of the Pass Through Trust Agreements
                         ------------------------------


                       One Boeing Model 747-47UF Aircraft
                       Bearing Manufacturer's Serial No.
                         and U.S. Registration No. N MC





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                                TABLE OF CONTENTS


                                                                            Page

SECTION 1. DEFINITIONS AND CONSTRUCTION........................................2

SECTION 2. SECURED LOANS; CLOSING..............................................2
                       2.1. Making of Loans and Issuance of Equipment Notes....2
                       2.2. Closing 3

SECTION 3. [Intentionally Omitted].............................................3

SECTION 4. CONDITIONS PRECEDENT................................................3
                       4.1. Conditions Precedent to the Obligations
                              of the Pass Through Trustees.....................3
                       4.2. Conditions Precedent to Obligations of Mortgagee...7
                       4.3. Conditions Precedent to Obligations of Owner.......7
                       4.4. Post-Registration Opinion..........................8

SECTION 5. REPRESENTATIONS AND WARRANTIES......................................9
                       5.1. Owner's Representations and Warranties.............9
                       5.2. WTC's Representations and Warranties..............12

SECTION 6. COVENANTS, UNDERTAKINGS AND AGREEMENTS.............................15
                       6.1. Covenants of Owner................................15
                       6.2. Covenants of WTC..................................17
                       6.3. Covenants of Note Holders.........................18
                       6.4. Agreements........................................19

SECTION 7. CONFIDENTIALITY....................................................23

SECTION 8. INDEMNIFICATION AND EXPENSES.......................................23
                       8.1. General Indemnity.................................23
                       8.2. Expenses..........................................30
                       8.3. General Tax Indemnity.............................30
                       8.4. Payments..........................................40
                       8.5. Interest..........................................41
                       8.6. Benefit of Indemnities............................41

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SECTION 9. ASSIGNMENT OR TRANSFER OF INTEREST.................................41
                       9.1. Note Holders......................................41
                       9.2. Effect of Transfer................................41

SECTION 10. SECTION 1110......................................................42

SECTION 11. CHANGE OF CITIZENSHIP.............................................42
                       11.1. Generally........................................42
                       11.2. Mortgagee........................................42

SECTION 12. MISCELLANEOUS.....................................................42
                       12.1. Amendments.......................................43
                       12.2. Severability.....................................43
                       12.3. Survival.........................................43
                       12.4. Reproduction of Documents........................43
                       12.5. Counterparts.....................................44
                       12.6. No Waiver........................................44
                       12.7. Notices..........................................44
                       12.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.45
                       12.9. Third-Party Beneficiary..........................46
                       12.10. Entire Agreement................................46
                       12.11. Further Assurances..............................46

SECTION 13. SALE/LEASEBACK TRANSACTIONS.......................................47


SCHEDULES AND EXHIBITS

SCHEDULE 1              -   Accounts; Addresses
SCHEDULE 2              -   Commitments
SCHEDULE 3              -   Certain Terms
SCHEDULE 4              -   Permitted Countries
EXHIBIT A               -   Opinion of special counsel to Owner
EXHIBIT B               -   Opinion of corporate counsel to Owner
EXHIBIT C               -   Opinion of Boeing
EXHIBIT D               -   Opinion of special counsel to Mortgagee and to
                              Pass Through Trustees
EXHIBIT E               -   Opinions of special counsel in Oklahoma City,
                              Oklahoma



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                             PARTICIPATION AGREEMENT


     PARTICIPATION AGREEMENT, dated as of , (this "Agreement") , among (a) ATLAS AIR, INC., a Delaware corporation ("Owner"), (b) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly provided herein, but solely as Mortgagee under the Trust Indenture (in its capacity as Mortgagee, "Mortgagee" and in its individual capacity, "WTC"),
(c) WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustee under each of the Pass Through Trust Agreements (each, a "Pass Through Trustee") and (d) WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent under the Intercreditor Agreement ("Subordination Agent").


                                    RECITALS

     A. Owner and Airframe Manufacturer have entered into the Purchase Agreement, pursuant to which, among other things, Airframe Manufacturer has agreed to manufacture and sell to Owner and Owner has agreed to purchase from Airframe Manufacturer, certain aircraft, including the Aircraft.

     B. Pursuant to each of the Pass Through Trust Agreements, the Pass Through Trusts were created and the Pass Through Certificates were issued and sold.

     C. Each Pass Through Trustee has agreed to use all or a portion of the proceeds from the issuance and sale of the Pass Through Certificates issued by each Pass Through Trust to purchase from Owner, on behalf of the related Pass Through Trust, the Equipment Note bearing the same interest rate as the Pass Through Certificates issued by such Pass Through Trust.

     D. Owner and Mortgagee, concurrently with the execution and delivery hereof, have entered into the Trust Indenture for the benefit of the Note Holders, pursuant to which, among other things, Owner agrees (1) to issue Equipment Notes, in the amounts and otherwise as provided in the Trust Indenture, and (2) to mortgage, pledge and assign to Mortgagee all of Owner's right, title and interest in the Collateral to secure the Secured Obligations, including, without limitation, Owner's obligations under the Equipment Notes.


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                                      -2-


     E. The parties hereto wish to set forth in this Agreement the terms and conditions upon and subject to which the aforesaid transactions shall be effected.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND CONSTRUCTION

     Capitalized terms used but not defined herein (including in the initial paragraph and Recitals above) shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A to the Trust Indenture.

SECTION 2. SECURED LOANS; CLOSING

     2.1. Making of Loans and Issuance of Equipment Notes

     Subject to the terms and conditions of this Agreement, on the date hereof or on such other date agreed to by the parties hereto (the "Closing Date"):

         (a) Each Pass Through Trustee listed on Schedule 2 shall make a secured loan to the Owner in the amount in Dollars opposite such Pass Through Trustee's name on Schedule 2; and

         (b) The Owner shall issue, pursuant to and in accordance with the provisions of Article II of the Trust Indenture, to the Subordination Agent as the registered holder on behalf of each such Pass Through Trustee, one or more Equipment Notes, dated the Closing Date, of the Series set forth opposite such Pass Through Trustee's name on Schedule 2, in an aggregate principal amount equal to the secured loan made by each such Pass Through Trustee.

     In addition, the Owner shall have the option to issue the Series D Equipment Notes on or after the Closing Date, subject to the terms of the Note Purchase Agreement. If Series D Equipment Notes are issued after the Closing Date, each Note Holder of such Equipment Notes shall be entitled to execute a counterpart to this Agreement and become a party hereto.


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                                      -3-


     2.2. Closing

     (a) The Closing of the transactions contemplated hereby shall take place at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, or at such other place as the parties shall agree.

     (b) All payments pursuant to this Section 2 shall be made in immediately available funds to such accounts set forth in Schedule 1 hereto.

SECTION 3. [Intentionally Omitted]

SECTION 4. CONDITIONS PRECEDENT

     4.1. Conditions Precedent to the Obligations of the Pass Through Trustees

     The obligation of each Pass Through Trustee listed on Schedule 2 to make the secured loan described in Section 2.1(a) and to participate in the transactions contemplated by this Agreement on the Closing Date is subject to the fulfillment, prior to or on the Closing Date, of the following conditions precedent:

     4.1.1 Equipment Notes

     The Owner shall have tendered the Equipment Notes to be issued to such Pass Through Trustees to the Mortgagee for authentication and the Mortgagee shall have authenticated such Equipment Notes to be issued to such Pass Through Trustees and shall have tendered the Equipment Notes to the Subordination Agent on behalf of such Pass Through Trustees, against receipt of the loan proceeds, in accordance with Section 2.1.

     4.1.2 Delivery of Documents

     The Subordination Agent on behalf of each Pass Through Trustee shall have received executed counterparts or conformed copies of the following documents:

               (i) this Agreement;

               (ii) the Trust Indenture;

               (iii) the initial Trust Indenture Supplement;

               (iv) the broker's report and insurance certificates required by
          Section 4.06 of the Trust Indenture;


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                                      -4-


               (v) the Consent and Agreement and the Engine Consent and Agreement;

               (vi) the Bills of Sale;

               (vii) (A) a copy of the Certificate of Incorporation and By-Laws of Owner and resolutions of the board of directors of Owner and/or the executive committee thereof, in each case certified as of the Closing Date, by the Secretary or an Assistant Secretary of Owner, duly authorizing the execution, delivery and performance by owner of the Operative Agreements to which it is party required to be executed and delivered by Owner on or prior to the Closing Date in accordance with the provisions hereof and thereof; and (B) an incumbency certificate of Owner as to the person or persons authorized to execute and deliver the Operative Agreements on behalf of Owner;

               (viii) an Officer's Certificate of Owner, dated as of the Closing Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

               (ix) the Financing Statements;

               (x) the following opinions of counsel, in each case dated the Closing Date:

          (A) an opinion of Cahill Gordon & Reindel, special counsel to Owner, substantially in the form of Exhibit A;

          (B) an opinion of Owner's Legal Department, substantially in the form of Exhibit B;

          (C) an opinion of The Boeing Company, substantially in the form of Exhibit C;

          (D) an opinion of Morris, James, Hitchens & Williams, special counsel to Mortgagee and to the Pass Through Trustees, substantially in the form of Exhibit D;

          (E) an opinion of Crowe & Dunlevy, special counsel in Oklahoma City, Oklahoma, substantially in the form of Exhibit E-1; and


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                                      -5-


               (xi) a copy of a current, valid Standard Certificate of Airworthiness for the Aircraft duly issued by the FAA, together with a copy of a duly executed application for registration of the Aircraft with the FAA in the name of the Owner.

     4.1.3 Perfected Security interest

     On the Closing Date, after giving effect to the filing of the FAA Filed Documents and the Financing Statements, Mortgagee shall have received a duly perfected first priority security interest in all of Owner's right, title and interest in the Aircraft, subject only to Permitted Liens.

     4.1.4 Violation of Law

     No change shall have occurred after the date of this Agreement in any applicable Law that makes it a violation of Law for (a) Owner, any Pass Through Trustee, Subordination Agent or Mortgagee to execute, deliver and perform the Operative Agreements to which any of them is a party or (b) any Pass Through Trustee to make the loan contemplated by Section 2.1 to acquire an Equipment Note or to realize the benefits of the security afforded by the Trust Indenture.

     4.1.5 Representations, Warranties and Covenants

     The representations and warranties of each party to this Agreement made, in each case, in this Agreement and in any other Operative Agreement to which it is a party, shall be true and accurate in all material respects as of the Closing Date (unless any such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date) and each other party to this Agreement shall have performed and observed, in all material respects, all of its covenants, obligations and agreements in this Agreement and in any other Operative Agreement to which it is a party to be observed or performed by it as of the Closing Date.

     4.1.6 No Event of Default

     On the Closing Date, no event shall have occurred and be continuing, or would result from the mortgage of the Aircraft, which would constitute a Default or an Event of Default.


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                                      -6-


     4.1.7 No Event of Loss

     No Event of Loss with respect to the Airframe or any Engine shall have occurred and no circumstance, condition, act or event that, with the giving of notice or lapse of time or both, would give rise to or constitute an Event of Loss with respect to the Airframe or any Engine shall have occurred.

     4.1.8 Title

     Owner shall have good title (subject to filing and recordation of the FAA Bill of Sale with the FAA) to the Aircraft, free and clear of all Liens, except Permitted Liens.

     4.1.9 Certification

     The Aircraft shall have been duly certificated by the FAA as to type and airworthiness in accordance with the terms of the Purchase Agreement.

     4.1.10 Section 1110

     Mortgagee shall be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines as provided in the Trust Indenture in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

     4.1.11 Filing

     On the Closing Date (a) the FAA Filed Documents shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA in accordance with the Act and (b) each Financing Statement shall have been duly filed (or shall be in the process of being so duly filed) in the appropriate jurisdiction.

     4.1.12 No Proceedings

     No action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Government Entity, nor shall any order, judgment or decree have been issued or proposed to be issued by any Government Entity, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Operative Agreement or the transactions contemplated hereby or thereby.


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                                      -7-


     4.1.13 Governmental Action

     All appropriate action required to have been taken prior to the Closing Date by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Closing Date in connection with the transactions contemplated by this Agreement shall have been issued.

     4.1.14 Note Purchase Agreement

     The conditions precedent to the obligations of the Pass Through Trustees and the other requirements relating to the Aircraft and the Equipment Notes set forth in the Note Purchase Agreement shall have been satisfied.

     4.2. Conditions Precedent to Obligations of Mortgagee

     The obligation of Mortgagee to authenticate the Equipment Notes on the Closing Date is subject to the satisfaction or waiver by Mortgagee, on or prior to the Closing Date, of the conditions precedent set forth below in this Section 4.2.

     4.2.1 Documents

     Executed originals of the agreements, instruments, certificates or documents described in Section 4.1.2 shall have been received by Mortgagee, except as specifically provided therein, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Mortgagee.

     4.2.2 Other Conditions Precedent

     Each of the conditions set forth in Sections 4.1.4, 4.1.5, 4.1.6 and 4.1.10 shall have been satisfied unless the failure of any such condition to be satisfied is the result of any action or inaction by Mortgagee.

     4.3. Conditions Precedent to Obligations of Owner

     The obligation of Owner to participate in the transaction contemplated hereby on the Closing Date is subject to the satisfaction or waiver by Owner, on or prior to the Closing Date, of the conditions precedent set forth below in this Section 4.3.

     4.3.1 Documents

     Executed originals of the agreements, instruments, certificates or documents described in Section 4.1.2 shall have been received by Owner, except as specifically provided therein, and shall be satisfactory to Owner, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Owner. In addition, the Owner shall have received the following:

               (i) (A) an incumbency certificate of WTC as to the person or persons authorized to execute and deliver the Operative Agreements on behalf of WTC and (B) a copy of the Certificate of Incorporation and By-Laws and general authorizing resolution of the board of directors (or executive committee) or other satisfactory evidence of authorization of WTC, certified as of the Closing Date by the Secretary or Assistant or Attesting Secretary of WTC, which authorize the execution, delivery and performance by WTC of the Operative Agreements to which it is a party; and

               (ii) an Officer's Certificate of WTC, dated as of the Closing Date, stating that its representations and warranties in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, set forth in this Agreement are true and correct as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date).

     4.3.2 Other Conditions Precedent

     Each of the conditions set forth in Sections 4.1.4, 4.1.5, 4.1.6, 4.1.7, 4.1.8, 4.1.9, 4.1.10, 4.1.11, 4.1.12 and 4.1.13 shall have been satisfied or waived by Owner, unless the failure of any such condition to be satisfied is the result of any action or inaction by Owner.

     4.4. Post-Registration Opinion

     Promptly upon the registration of the Aircraft and the recordation of the FAA Filed Documents pursuant to the Act, Owner will cause Crowe & Dunlevy, special counsel in Oklahoma City, Oklahoma, to deliver to Owner, each Pass Through Trustee and Mortgagee a favorable opinion or opinions addressed to each of them with respect to such registration and recordation.


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                                      -9-


     SECTION 5. REPRESENTATIONS AND WARRANTIES

     5.1. Owner's Representations and Warranties

     Owner represents and warrants to each Pass Through Trustee, Subordination Agent and Mortgagee that:

     5.1.1 Organization; Qualification

     Owner is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Operative Agreements to which it is party. Owner is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, except where the failure to be so qualified would not give rise to a Material Adverse Change to Owner.

     5.1.2 Corporate Authorization

     Owner has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery of each of the Operative Agreements to which it is party, and the performance of its obligations thereunder.

     5.1.3 No Violation

     The execution and delivery by Owner of the Operative Agreements to which it is party, the performance by Owner of its obligations thereunder and the consummation by Owner on the Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of Owner, (b) violate any Law applicable to or binding on Owner or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to Owner), or result in the creation of any Lien (other than as permitted under the Trust Indenture) upon the Aircraft under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Owner is a party or by which Owner or any of its properties is bound.


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                                      -10-


     5.1.4 Approvals

     The execution and delivery by Owner of the Operative Agreements to which Owner is a party, the performance by Owner of its obligations thereunder and the consummation by Owner on the Closing Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Owner and (b) any Government Entity, other than the filing of (x) the FAA Filed Documents and the Financing Statements (and continuation statements periodically) and (y) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it.

     5.1.5 Valid and Binding Agreements

     The Operative Agreements to which Owner is a party have been duly authorized, executed and delivered by Owner and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, constitute the legal, valid and binding obligations of Owner and are enforceable against Owner in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

     5.1.6 Registration and Recordation

     Except for (a) the registration of the Aircraft with the FAA pursuant to the Act in the name of Owner, (b) the filing for recordation (and recordation) of the FAA Filed Documents, (c) the filing of the Financing Statements (and continuation statements relating thereto at periodic intervals), and (d) the affixation of the nameplates referred to in Section 4.02(f) of the Trust Indenture, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC) is necessary in order to establish and perfect Mortgagee's security interest in the Aircraft as against Owner and any other Person, in each case, in any applicable jurisdictions in the United States.


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                                      -11-


     5.1.7 Chief Executive Office

     The chief executive office (as such term is defined in Article 9 of the UCC) of Owner is located at 538 Commons Drive, Golden, Colorado 80401.

     5.1.8 No Event of Loss

     No Event of Loss has occurred with respect to the Airframe or any Engine, and, to the Actual Knowledge of Owner, no circumstance, condition, act or event has occurred that, with the giving of notice or lapse of time or both would give rise to or constitute an Event of Loss with respect to the Airframe or any Engine.

     5.1.9 Compliance With Laws

     (a) Owner is a Citizen of the United States and a U.S. Air Carrier.

     (b) Owner holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize Owner to lawfully engage in air transportation and to carry on commercial air cargo service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change to Owner.

     (c) Owner is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     5.1.10 Securities Laws

     Neither Owner nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft, or any of the Equipment Notes or any other interest in or security under the Trust Indenture, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person in violation of the Securities Act.

     5.1.11 Broker's Fees

     No Person acting on behalf of Owner is or will be entitled to any broker's fee, commission or finder's fee in connection with the Transactions, other than the fees and expenses payable by Owner in connection with the sale of the Pass Through Certificates.

     5.1.12 Section 1110

     Mortgagee is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines as provided in the Trust Indenture in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

     5.2. WTC's Representations and Warranties

     WTC represents and warrants (with respect to Section 5.2.10, solely in its capacity as Subordination Agent) to Owner that:

     5.2.1 Organization, Etc.

     WTC is a Delaware banking corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, holding a valid certificate to do business as a Delaware banking corporation with banking authority to execute and deliver, and perform its obligations under, the Pass Through Trustee Agreements and the Operative Agreements to which it is a party.

     5.2.2 Corporate Authorization

     WTC has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by Law or by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery by WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, as the case may be, of the Pass Through Trustee Agreements and the Operative Agreements to which it is a party and the performance of its obligations thereunder.

     5.2.3 No Violation

     The execution and delivery by WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, as the case may be, of the Pass Through Trustee Agreements and the Operative Agreements to which it is a party, the performance by WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, as the case may be, of its obligations thereunder and the consummation on the Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of WTC, (b) violate any Law applicable to or binding on WTC, in its individual capacity or (except in the case of any Law relating to any Plan) as Mortgagee, as a Pass Through Trustee or as Subordination Agent, or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to WTC, in its individual capacity or Mortgagee, as a Pass Through Trustee or as Subordination Agent), or result in the creation of any Lien (other than the Lien of the Trust Indenture) upon any property of WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, or any of WTC's subsidiaries under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other agreement, instrument or document to which WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, is a party or by which WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, or any of their respective properties is bound.

     5.2.4 Approvals

     The execution and delivery by WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, as the case may be, of the Pass Through Trustee Agreements and the Operative Agreements to which it is a party, the performance by WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, as the case may be, of its obligations thereunder and the consummation on the Closing Date by WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, as the case may be, of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of WTC or (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

     5.2.5 Valid and Binding Agreements

     The Pass Through Trustee Agreements and the Operative Agreements to which it a party have been duly authorized, executed and delivered by WTC and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, as the case may be, and are enforceable against WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, as the case may be, in accordance with the respective terms thereof, except as such en-forceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

     5.2.6 Citizenship

     WTC is a Citizen of the United States.

     5.2.7 No Liens

     On the Closing Date, there are no Liens attributable to WTC in respect of all or any part of the Collateral.

     5.2.8 Litigation

     There are no pending or, to the Actual Knowledge of WTC, threatened actions or proceedings against WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, before any court, administrative agency or tribunal which, if determined adversely to WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, as the case may be, would materially adversely affect the ability of WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, as the case may be, to perform its obligations under any of the Pass Through Trustee Agreements or the Operative Agreements.

     5.2.9 Securities Laws

     Neither WTC nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Collateral or any of the Equipment Notes or any other interest in or security under the Collateral for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person other than the Subordination Agent and the Pass Through Trustees, except for the offering and sale of the Pass Through Certificates.

     5.2.10 Investment

     The Equipment Notes to be acquired by the Subordination Agent are being acquired by it for the account of the Pass Through Trustees, for investment and not with a view to any resale or distribution thereof, except that, subject to the restrictions on transfer set forth in Section 9, the disposition by it of its Equipment Notes shall at all times be within its control.

     5.2.11 Taxes

     There are no Taxes payable by any Pass Through Trustee or WTC, as the case may be, imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by such Pass Through Trustee or WTC, as the case may be, of this Agreement or any of the Pass Through Trustee Agreements (other than franchise or other taxes based on or measured by any fees or compensation received by any such Pass Through Trustee or WTC, as the case may be, for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and there are no Taxes payable by any Pass Through Trustee or WTC, as the case may be, imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by any such Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by any such Pass Through Trustee or WTC, as the case may be, for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and, assuming that the trusts created by the Pass Through Trust Agreements will not be taxable as corporations, but, rather, each will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Code or as a partnership under Subchapter K of the Code, such trusts will not be subject to any Taxes imposed by the State of Delaware or any political subdivision thereof.

     5.2.12 Broker's Fees

     No Person acting on behalf of WTC, in its individual capacity or as Mortgagee, any Pass Through Trustee or Subordination Agent, is or will be entitled to any broker's fee, commission or finder's fee in connection with the Transactions.

SECTION 6.              COVENANTS, UNDERTAKINGS AND AGREEMENTS

     6.1. Covenants of Owner

     Owner covenants and agrees, at its own cost and expense, with each Note Holder and Mortgagee as follows:

     6.1.1 Corporate Existence; U.S. Air Carrier

     Owner shall at all times maintain its corporate existence, except as permitted by Section 4.07 of the Trust Indenture, and shall at all times remain a U.S. Air Carrier.

     6.1.2 Notice of Change of Chief Executive Office

     Owner will give Mortgagee timely written notice (but in any event within 30 days prior to the expiration of the period of time specified under applicable Law to prevent lapse of perfection) of any relocation of its chief executive office (as such term is defined in Article 9 of the UCC) from its then present location and will promptly take any action required by Section 6.1.3(c) as a result of such relocation.

     6.1.3 Certain Assurances

     (a) Owner shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as Mortgagee shall reasonably request for accomplishing the purposes of this Agreement and the other Operative Agreements; provided that any instrument or other document so executed by Owner will not expand any obligations or limit any rights of Owner in respect of the transactions contemplated by any Operative Agreement.

     (b) Owner shall promptly take such action with respect to the recording, filing, re-recording and refiling of the Trust Indenture and any supplements thereto, including, without limitation, the initial Trust Indenture Supplement, as shall be necessary to continue the perfection and priority of the Lien created by the Trust Indenture.

     (c) Owner, at its sole cost and expense, will cause the FAA Filed Documents, the Financing Statements and all continuation statements (and any amendments necessitated by any combination, consolidation or merger of the Owner, or any relocation of its chief executive office) in respect of the Financing Statements to be prepared and, subject only to the execution and delivery thereof by Mortgagee, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Act (with respect to the FAA Filed Documents) or the UCC or similar law of any other applicable jurisdiction (with respect to such other documents).

     (d) If the Aircraft has been registered in a country other than the United States pursuant to Section 4.02(e) of the Trust Indenture, Owner will furnish to Mortgagee annually after such registration, commencing with the calendar year after such registration is effected, an opinion of special counsel reasonably satisfactory to Mortgagee stating that, in the opinion of such counsel, either that (i) such action has been taken with respect to the recording, filing, rerecording and refiling of the Operative Agreements and any supplements and amendments thereto as is necessary to establish, perfect and protect the Lien created by the Trust Indenture, reciting the details of such actions, or (ii) no such action is necessary to maintain the perfection of such Lien.

     6.1.4 Securities Laws

     Neither Owner nor any person authorized to act on its behalf will directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in any of the Equipment Notes or any other interest in or security under the Trust Indenture, for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any person in violation of the Securities Act or applicable state or foreign securities Laws.

     6.2. Covenants of WTC

     WTC in its individual capacity or as Mortgagee, each Pass Through Trustee or Subordination Agent, as the case may be, covenants and agrees with Owner as follows:

     6.2.1 Liens

     WTC (a) will not directly or indirectly create, incur, assume or suffer to exist any Lien attributable to it on or with respect to all or any part of the Collateral or the Aircraft, (b) will, at its own cost and expense, promptly take such action as may be necessary to discharge any Lien attributable to WTC on all or any part of the Collateral or the Aircraft and (c) will personally hold harmless and indemnify Owner, each Note Holder, each of their respective Affiliates, successors and permitted assigns, and the Collateral from and against (i) any and all Expenses, and (ii) any interference with the possession, operation or other use of all or any part of the Aircraft, imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Lien.

     6.2.2 Securities Act

     WTC in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, will not offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Collateral, or any of the Equip-ment Notes or any other interest in or security under the Trust Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on WTC any responsibility with respect to any such offer, sale or solicitation by any other party hereto.

     6.2.3 Performance of Agreements

     WTC, in its individual capacity and as Mortgagee, as a Pass Through Trustee or as Subordination Agent, as the case may be, shall perform its obligations under the Pass Through Trustee Agreements and the Operative Agreements in accordance with the terms thereof.

     6.2.4 Withholding Taxes

     WTC shall indemnify (on an after-tax basis) and hold harmless Owner against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the failure by WTC to withhold on payments to any Note Holder if such Note Holder failed to provide to Mortgagee necessary certificates or forms to substantiate the right to exemption from such withholding tax.

     6.3. Covenants of Note Holders

     Each Note Holder (including Subordination Agent) as to itself only covenants and agrees with Owner and Mortgagee as follows:

     6.3.1 Withholding Taxes

     Such Note Holder (if it is a Non-U.S. Person) agrees to indemnify (on an after-tax basis) and hold harmless Owner and Mortgagee against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the inaccuracy or invalidity of any certificate or form provided by such Note Holder to Mortgagee in connection with such withholding taxes. Any amount payable hereunder shall be paid within 30 days after receipt by a Note Holder of a written demand therefor.

     6.3.2 Transfer; Compliance

     (a) Such Note Holder will (i) not transfer any Equipment Note or interest therein in violation of the Securities Act or applicable state or foreign securities Law; provided, that the foregoing provisions of this section shall not be deemed to impose on such Note Holder any responsibility with respect to any such offer, sale or solicitation by any other party hereto, and (ii) perform and comply with the obligations specified to be imposed on it (as a Note Holder) under each of the Trust Indenture and the form of Equipment Note set forth in the Trust Indenture.

     (b) Such Note Holder will not sell, assign, convey, exchange or otherwise transfer any Equipment Note or any interest in, or represented by, any Equipment Note (it being understood that this provision is not applicable to the Pass Through Certificates) unless the proposed transferee thereof first provides Owner with both of the following:

               (i) a written representation and covenant that either (a) no portion of the funds it uses to purchase, acquire and hold such Equipment Note or interest directly or indirectly constitutes, or may be deemed under the Code or ERISA or any rulings, regulations or court decisions thereunder to constitute, the assets of any Plan or (b) the transfer, and subsequent holding, of such Equipment Note or interest shall not involve or give rise to a transaction that constitutes a prohibited transaction within the meaning of Section 406 of ERISA or
          Section 4975(c)(1) of the Code involving Owner, a Pass Through Trustee, the Subordination Agent or the proposed transferee (other than a transaction that is exempted from the prohibitions of such sections by applicable provisions of ERISA or the Code or administrative exemptions or regulations issued thereunder); and

               (ii) a written covenant that it will not transfer any Equipment Note or any interest in, or represented by, any Equipment Note unless the subsequent transferee also makes the representation described in clause (i) above and agrees to comply with this clause (ii). 6.4. Agreements

     6.4.1 Quiet Enjoyment

     Each Pass Through Trustee, Subordination Agent, Mortgagee and each Note Holder agrees as to itself with Owner that, so long as no Event of Default shall have occurred and be continuing, such Person shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) interfere with Owner's or any Permitted Lessee's rights in accordance with the Trust In-denture to the quiet enjoyment, possession and use of the Aircraft.

     6.4.2 Consents

     Each Pass Through Trustee, Subordination Agent and Mortgagee covenants and agrees, for the benefit of Owner, that it shall not unreasonably withhold its consent to any consent or approval requested of it under the terms of any of the Operative Agreements which by its terms is not to be unreasonably withheld.

     6.4.3 Insurance

     Each Pass Through Trustee, Subordination Agent, Mortgagee and each Note Holder agrees not to obtain or maintain insurance for its own account as permitted by Section 4.06 of the Trust Indenture if such insurance would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Owner pursuant to Section 4.06 of the Trust Indenture.

     6.4.4 Extent of Interest of Note Holders

     A Note Holder shall not, as such, have any further interest in, or other right with respect to, the Collateral when and if the principal and Make-Whole Amount, if any, of and interest on the Equipment Note held by such Note Holder, and all other sums, then due and payable to such Note Holder hereunder and under any other Operative Agreement, shall have been paid in full.

     6.4.5 Foreign Registration

     Each Note Holder and Mortgagee hereby agrees, for the benefit of Owner but subject to the provisions of Section 4.02(b) of the Trust Indenture:

     (a) that Owner shall be entitled to register the Aircraft or cause the Aircraft to be registered in a country other than the United States subject to compliance with the following:

          (i) each of the following requirements is satisfied:

               (A) no Special Default or Event of Default shall have occurred and be continuing at the time of such registration;

               (B) such proposed change of registration is made in connection with a Permitted Lease to a Permitted Air Carrier;

               (C) such country is a country with which the United States then maintains normal diplomatic relations or, if Taiwan, the United States then maintains diplomatic relations at least as good as those in effect on the Closing Date;

               (ii) the Mortgagee shall have received an opinion of counsel (subject to customary exceptions) reasonably satisfactory to the Mortgagee addressed to Mortgagee as to the effect that:

          (A) such country would recognize the Owner's ownership interest in the Aircraft;

          (B) after giving effect to such change in registration, the Lien of the Trust Indenture on the Owner's right, title and interest in and to the Aircraft shall continue as a valid and duly perfected first priority security interest and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Mortgagee shall have received a certificate from Owner that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Mortgagee on or prior to the effective date of such change in registration);

          (C) unless Owner or the Permitted Air Carrier shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the government of such country (so long as the Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars and freely removable from such country (without license or permit, unless Owner prior to such proposed reregistration has obtained such license or permit) for the taking or requisition by such government of such use; and

          (D) it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Mortgagee (or any Affiliate of the Mortgagee), for the Mortgagee to qualify to do business in such jurisdiction as a result of such reregistration in order to exercise any rights or remedies with respect to the Aircraft.

     (b) In addition, as a condition precedent to any change in registration Owner shall have given to Mortgagee assurances reasonably satisfactory to
Mortgagee:

     (i) to the effect that the provisions of Section 4.06 of the Trust Indenture have been complied with after giving effect to such change of registration;

     (ii) of the payment by Owner of all reasonable out-of-pocket expenses of each Note Holder and Mortgagee in connection with such change of registry, including, without limitation (1) the reasonable fees and disbursements of counsel to Mortgagee, (2) any filing or recording fees, Taxes or similar payments incurred in connection with the change of registration of the Aircraft and the creation and perfection of the security interest therein in favor of Mortgagee for the benefit of Note Holders, and (3) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in the Aircraft in favor of Mortgagee for the benefit of Note Holders; and

     (iii) to the effect that the tax and other indemnities in favor of each person named as an indemnitee under any other Operative Agreement afford each such person substantially the same protection as provided prior to such change of registration (or Owner shall have agreed upon additional indemnities that, together with such original indemnities, in the reasonable judgment of Mortgagee, afford such protection).

     6.4.6 Interest in Certain Engines

     Each Note Holder and Mortgagee agrees, for the benefit of each of the lessor, conditional seller, mortgagee or secured party of any airframe or engine leased to, or purchased by, Owner or any Permitted Lessee subject to a lease, conditional sale, trust indenture or other security agreement that it will not acquire or claim, as against such lessor, conditional seller, mortgagee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such mortgagee or secured party.

SECTION 7. CONFIDENTIALITY

     Owner, Note Holders and Mortgagee shall keep the Participation Agreement and Annex B to the Trust Indenture confidential and shall not disclose, or cause to be disclosed, the same to any Person, except (A) to prospective and permitted transferees of Owner's, a Note Holder's, a Liquidity Provider's, Mortgagee's or other Indenture Indemnitee's interest or their respective counsel or special counsel, independent insurance brokers, auditors, or other agents who agree to hold such information confidential, (B) to Owner's, a Note Holder's, a Liquidity Provider's, a Pass Through Trustee's, Mortgagee's or other Indenture Indemnitee's counsel or special counsel, independent insurance brokers, auditors, or other agents, Affiliates or investors who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree, legal process or governmental ruling or regulation, including those of any applicable insurance regulatory bodies (including, without limitation, the National Association of Insurance Commissioners ("NAIC")), federal or state banking examiners, the SEC, IRS auditors or any stock exchange, (D) with respect to a Note Holder or any Pass Through Trustee, to a nationally recognized rating agency for the purpose of obtaining a rating on the Equipment Notes or the Pass Through Certificates or to support an NAIC rating for the Equipment Notes or (E) such other Persons as are reasonably deemed necessary by the disclosing party in order to protect the interests of such party or for the purposes of enforcing such documents by such party; provided, that any and all disclosures permitted by clauses (C), (D), or
(E) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons making such disclosures.

SECTION 8. INDEMNIFICATION AND EXPENSES

     8.1. General Indemnity

     8.1.1 Indemnity

     Whether or not any of the transactions contemplated hereby are consummated, Owner shall indemnify, protect, defend and hold harmless each Indemnitee from, against and in respect of, and shall pay on a net after-tax basis, any and all Expenses of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee, relating to, resulting from, or arising out of or in connection with, any one or more of the following:

     (a) The Operative Agreements, the Pass Through Agreements, or the enforcement of any of the terms of any of the Operative Agreements or the Pass Through Agreements;

     (b) The Aircraft, the Airframe, any Engine or any Part, including, without limitation, with respect thereto, (i) the manufacture, design, purchase, acceptance, nonacceptance or rejection, ownership, registration, reregistration, deregistration, delivery, nondelivery, lease, sublease, assignment, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, airworthiness, replacement, repair, sale, substitution, return, abandonment, redelivery or other disposition of the Aircraft, any Engine or any Part, (ii) any claim or penalty arising out of violations of applicable Laws by Owner (or any Permitted Lessee), (iii) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive or imputed), (iv) death or property damage of passengers, shippers or others, (v) environmental control, noise or pollution and (vi) any Liens in respect of the Aircraft, any Engine or any Part;

     (c) The offer, sale, or delivery of any Equipment Notes, Pass Through Certificates or any interest therein or represented thereby; and

     (d) Any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Owner under any Operative Agreement to which it is party or any Pass Through Agreement or the falsity of any representation or warranty of Owner in any Operative Agreement to which it is party or any Pass Through Agreement.

     8.1.2 Exceptions

     Notwithstanding anything contained in Section 8.1.1, Owner shall not be required to indemnify, protect, defend and hold harmless any Indemnitee pursuant to Section 8.1.1 in respect of any Expense of such Indemnitee:

     (a) For any Taxes or a loss of Tax benefit, whether or not Owner is required to indemnify therefor pursuant to Section 8.3;

     (b) Except to the extent attributable to acts or events occurring prior thereto, acts or events (other than acts or events related to the performance by Owner of its obligations pursuant to the terms of the Operative Agreements) that occur after the Trust Indenture is required to be terminated in accordance with
Section 11.01 of the Trust Indenture; provided, that nothing in this clause (b) shall be deemed to exclude or limit any claim that any Indemnitee may have under applicable Law by reason of an Event of Default or for damages from Owner for breach of Owner's covenants contained in the Operative Agreements or to release Owner from any of its obligations under the Operative Agreements that expressly provide for performance after termination of the Trust Indenture;

     (c) To the extent attributable to any Transfer (voluntary or involuntary) by or on behalf of such Indemnitee of any Equipment Note or interest therein, except for out-of-pocket costs and expenses incurred as a result of any such Transfer pursuant to the exercise of remedies under any Operative Agreement;

     (d) [Intentionally Omitted]

     (e) To the extent attributable to the gross negligence or willful misconduct of such Indemnitee or any related Indemnitee (as defined below) (other than gross negligence or willful misconduct imputed to such person by reason of its interest in the Aircraft or any Operative Agreement);

     (f) [Intentionally Omitted]

     (g) To the extent attributable to the incorrectness or breach of any representation or warranty of such Indemnitee or any related Indemnitee contained in or made pursuant to any Operative Agreement or any Pass Through Agreement;

     (h) To the extent attributable to the failure by such Indemnitee or any related Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Operative Agreement or any Pass Through Agreement;

     (i) To the extent attributable to the offer or sale by such Indemnitee or any related Indemnitee of any interest in the Aircraft, the Equipment Notes, the Pass Through Certificates, or any similar interest, in violation of the Securities Act or other applicable federal, state or foreign securities Laws (other than any thereof caused by acts or omissions of Owner);

     (j) (i) With respect to any Indemnitee (other than Mortgagee), to the extent attributable to the failure of the Mortgagee to distribute funds received and distributable by it in accordance with the Trust Indenture, (ii) with respect to any Indemnitee (other than the Subordination Agent), to the extent attributable to the failure of the Subordination Agent to distribute funds received and distributable by it in accordance with the Intercreditor Agreement,
(iii) with respect to any Indemnitee (other than the Pass Through Trustees), to the extent attributable to the failure of a Pass Through Trustee to distribute funds received and distributable by it in accordance with the Pass Through Trust Agreements, (iv) with respect to any Indemnitee (other than the Escrow Agent), to the extent attributable to the failure of the Escrow Agent to pay funds received and payable by it in accordance with any Escrow Agreement, (v) with respect to any Indemnitee (other than the Paying Agent), to the extent attributable to the failure of the Paying Agent to distribute funds received and distributable by it in accordance with any Escrow Agreement, (vi) to the extent attributable to the failure of the Depositary to pay funds payable by it in accordance with any Deposit Agreement, (vii) with respect to Mortgagee, to the extent attributable to the negligence or willful misconduct of Mortgagee in the distribution of funds received and distributable by it in accordance with the Trust Indenture, (viii) with respect to the Subordination Agent, to the extent attributable to the negligence or willful misconduct of the Subordination Agent in the distribution of funds received and distributable by it in accordance with the Intercreditor Agreement, (ix) with respect to the Pass Through Trustees, to the extent attributable to the negligence or willful misconduct of a Pass Through Trustee in the distribution of funds received and distributable by it in accordance with the Pass Through Trust Agreements, (x) with respect to the Escrow Agent, to the extent attributable to the negligence or willful misconduct of the Escrow Agent in the payment of funds received and payable by it in accordance with any Escrow Agreement, and (xi) with respect to the Paying Agent, to the extent attributable to the negligence or willful misconduct of the Paying Agent in the distribution of funds received and distributable by it in accordance with any Escrow Agreement;

     (k) Other than during the continuation of an Event of Default, to the extent attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Agreement or Pass Through Agreement other than such as have been requested or consented to in writing by Owner or as are required by or made pursuant to the terms of the Operative Agreements or Pass Through Agreements (unless such requirement results from the actions of an Indemnitee not required by or made pursuant to the Operative Agreements or the Pass Through Agreements);

     (l) To the extent attributable to any amount which any Indemnitee expressly agrees to pay or such Indemnitee expressly agrees shall not be paid by or be reimbursed by Owner;

     (m) To the extent that such expense is a loss of future profits of, a cost or expense unreasonably incurred by, or an ordinary and usual operating or overhead expense of, such Indemnitee;

     (n) [Intentionally Omitted]

     (o) For any Lien in violation of the Operative Agreements attributable to such Indemnitee or any related Indemnitee;

     (p) If another provision of an Operative Agreement or a Pass Through Agreement specifies the extent of Owner's responsibility or obligation with respect to such Expense, to the extent arising from other than failure of Owner to comply with such specified responsibility or obligation;

     (q) To the extent incurred by or asserted against an Indemnitee as a result of any "prohibited transaction", within the meaning of Section 406 of ERISA or
Section 4975(c)(1) of the Code; or

     (r) For any loss attributable to, arising from or in connection with any inspections or inspection rights arising from or in connection with any of the Operative Agreements or the Transactions.

     For purposes of this Section 8.1, a Person shall be considered a "related" Indemnitee with respect to an Indemnitee if such Person is an Affiliate or employer of such Indemnitee, a director, officer, employee, agent, or servant of such Indemnitee or any such Affiliate or a successor or permitted assignee of any of the foregoing.

     8.1.3 Separate Agreement

     This Agreement constitutes a separate agreement with respect to each Indemnitee and is enforceable directly by each such Indemnitee.

     8.1.4 Notice

     If a claim for any Expense that an Indemnitee shall be indemnified against under this Section 8.1 is made, such Indemnitee shall give prompt written notice thereof to Owner. Notwithstanding the foregoing, the failure of any Indemnitee to notify Owner as provided in this Section 8.1.4, or in Section 8.1.5, shall not release Owner from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional Expense to Owner (in which event Owner shall not be responsible for such additional Expense) or materially impairs Owner's ability to contest such claim.

     8.1.5 Notice of Proceedings; Defense of Claims; Limitations

     (a) In case any action, suit or proceeding shall be brought against any Indemnitee for which Owner is responsible under this Section 8.1, such Indemnitee shall notify Owner of the commencement thereof and Owner may, at its expense, participate in and to the extent that it shall wish (subject to the provisions of the following paragraph), assume and control the defense thereof and, subject to Section 8.1.5(c), settle or compromise the same.

     (b) Owner or its insurer(s) shall have the right, at its or their expense, to investigate or, if Owner or its insurer(s) shall agree not to dispute liability to the Indemnitee giving notice of such action, suit or proceeding under this Section 8.1.5 for indemnification hereunder or under any insurance policies pursuant to which coverage is sought, control the defense of, any action, suit or proceeding, relating to any Expense for which indemnification is sought pursuant to this Section 8.1, and each Indemnitee shall cooperate with Owner or its insurer(s) with respect thereto; provided, that Owner shall not be entitled to control the defense of any such action, suit, proceeding or compromise any such Expense during the continuance of any Event of Default. In connection with any such action, suit or proceeding being controlled by Owner, such Indemnitee shall have the right to participate therein, at its sole cost and expense, with counsel reasonably satisfactory to Owner; provided, that such Indemnitee's participation does not, in the reasonable opinion of the independent counsel appointed by the Owner or its insurers to conduct such proceedings, interfere with the defense of such case.

     (c) In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Expense without the prior written consent of Owner, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 8.1.

     (d) In the case of any Expense indemnified by the Owner hereunder which is covered by a policy of insurance maintained by Owner pursuant to Section 4.06 of the Indenture, at Owner's expense, each Indemnitee agrees to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.

     (e) If an Indemnitee is not a party to this Agreement, Owner may require such Indemnitee to agree in writing to the terms of this Section 8 and Section
12.8 prior to making any payment to such Indemnitee under this Section 8.

     (f) Nothing contained in this Section 8.1.5 shall be deemed to require an Indemnitee to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.

     8.1.6 Information

     Owner will provide the relevant Indemnitee with such information not within the control of such Indemnitee, as is in Owner's control or is reasonably available to Owner, which such Indemnitee may reasonably request and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under Section 8.1.5. The Indemnitee shall supply Owner with such information not within the control of Owner, as is in such Indemnitee's control or is reasonably available to such Indemnitee, which Owner may reasonably request to control or participate in any proceeding to the extent permitted by Section 8.1.5.

     8.1.7 Effect of Other Indemnities; Subrogation; Further Assurances

     Upon the payment in full by Owner of any indemnity provided for under this Agreement, Owner, without any further action and to the full extent permitted by Law, will be subrogated to all rights and remedies of the person indemnified (other than with respect to any of such Indemnitee's insurance policies or in connection with any indemnity claim such Indemnitee may have under Section 6.03 or 8.01 of the Trust Indenture) in respect of the matter as to which such indemnity was paid. Each Indemnitee will give such further assurances or agreements and cooperate with Owner to permit Owner to pursue such claims, if any, to the extent reasonably requested by Owner and at Owner's expense.

     8.1.8 Refunds

     If an Indemnitee receives any refund, in whole or in part, with respect to any Expense paid by Owner hereunder, it will promptly pay the amount refunded (but not an amount in excess of the amount Owner or any of its insurers has paid in respect of such Expense) over to Owner unless an Event of Default shall have occurred and be continuing, in which case such amounts shall be paid over to Mortgagee to hold as security for Owner's obligations under the Operative Agreements or, if requested by Owner, applied to satisfy such obligations.

     8.2. Expenses

     8.2.1 Invoices and Payment

     The Mortgagee, the Pass Through Trustees and the Subordination Agent shall promptly submit to Owner for its prompt approval (which shall not be unreasonably withheld) copies of invoices in reasonable detail of the Transaction Expenses for which it is responsible for providing information as they are received (but in no event later than the 90th day after the Closing
Date). If so submitted and approved, the Owner agrees promptly, but in any event no later than the 105th day after the Closing Date, to pay Transaction Expenses.

     8.2.2 Payment of Other Expenses

     Owner shall pay (i) the ongoing fees and expenses of Mortgagee, and (ii) all reasonable out-of-pocket costs and expenses (including the reasonable fees and disbursements of counsel) incurred by Mortgagee or any Note Holder attributable to any waiver, amendment or modification of any Operative Agreement to the extent requested or consented to in writing by Owner.

     8.3. General Tax Indemnity

     8.3.1 General

     Except as provided in Section 8.3.2, Owner agrees that each payment paid by Owner under the Equipment Notes, and any other payment or indemnity paid by Owner to a Tax Indemnitee under any Operative Agreement, shall be free of all withholdings or deductions with respect to Taxes of any nature (other than U.S. federal, state or local withholding taxes on, based on or measured by gross or net income), and in the event that Owner shall be required by applicable law to make any such withholding or deduction for any such payment
(x) Owner shall make all such withholdings or deductions, (y) the amount payable by Owner shall be increased so that after making all required withholdings or deductions such Tax Indemnitee receives the same amount that it would have received had no such withholdings or deductions been made, and (z) Owner shall pay the full amount withheld or deducted to the relevant Taxing Authority in accordance with applicable law. Except as provided in Section 8.3.2 and whether or not any of the transactions contemplated hereby are consummated, Owner shall pay, indemnify, protect, defend and hold each Tax Indemnitee harmless from all Taxes imposed by any Taxing Authority that may from time to time be imposed on or asserted against any Tax Indemnitee or the Aircraft, the Airframe, any Engine or any Part or any interest in any of the foregoing (whether or not indemnified against by any other Person), upon or with respect to the Operative Agreements or the transactions or payments contemplated thereby, including but not limited to any Tax imposed upon or with respect to (x) the Aircraft, the Airframe, any Engine, any Part, any Operative Agreement (including without limitation any Equipment Notes) or any data or any other thing delivered or to be delivered under an Operative Agreement, (y) the purchase, manufacture, acceptance, rejection, sale, transfer of title, return, ownership, mortgaging, delivery, transport, charter, rental, lease, re-lease, sublease, assignment, possession, repossession, presence, use, condition, storage, preparation, maintenance, modification, alteration, improvement, operation, registration, transfer or change of registration, reregistration, repair, replacement, overhaul, location, control, the imposition of any Lien, financing, refinancing requested by the Owner, abandonment or other disposition of the Aircraft, the Airframe, any Engine, any Part, any data or any other thing delivered or to be delivered under an Operative Agreement or (z) interest, fees or any other income, proceeds, receipts or earnings, whether actual or deemed, arising upon, in connection with, or in respect of, any of the Operative Agreements (including the property or income or other proceeds with respect to property held as part of the Collateral) or the transactions contemplated thereby.

     8.3.2 Certain Exceptions

     The provisions of Section 8.3.1 shall not apply to, and Owner shall have no liability hereunder for, Taxes:

     (a) imposed on a Tax Indemnitee by the federal government of the United States or any Taxing Authority or governmental subdivision of the United States or therein (including any state or local Taxing Authority) (i) on, based on, or measured by, gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on or measured by gross or net income or receipts or (ii) on, or with respect to, or measured by, capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (i) or (ii), sales, use, license or property Taxes);

     (b) imposed on a Tax Indemnitee by any Taxing Authority or governmental subdivision thereof or therein outside of the United States (including any Taxing Authority in or of a territory, possession or commonwealth of the United States) (i) on, based on, or measured by, gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on or measured by gross or net income or receipts or (ii) on, or with respect to, or measured by, capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (i) or (ii), (A) sales, use, license or property Taxes, or (B) any Taxes imposed by any Taxing Authority (other than a Taxing Authority within whose jurisdiction such Tax Indemnitee is incorporated or organized or maintains its principal place of business) if such Tax Indemnitee would not have been subject to Taxes of such type by such jurisdiction but for (I) the location, use or operation of the Aircraft, the Airframe, any Engine or any Part thereof by an Owner Person within the jurisdiction of the Taxing Authority imposing such Tax, or (II) the activities of any Owner Person in such jurisdiction, including, but not limited to, use of any other aircraft by Owner in such jurisdiction, (III) the status of any Owner Person as a foreign entity or as an entity owned in whole or in part by foreign persons, (IV) Owner having made (or having been deemed to have made) payments to such Tax Indemnitee from the relevant jurisdiction or (V) in the case of the Pass Through Trustees, the Note Holders or any related Tax Indemnitee, the Owner being incorporated or organized or maintaining a place of business or conducting activities in such jurisdiction);

     (c) on, or with respect to, or measured by, any trustee fees, commissions or compensation received by the Pass Through Trustee, Subordination Agent or Mortgagee;

     (d) that are being contested as provided in Section 8.3.4 hereof;

     (e) imposed on any Tax Indemnitee to the extent that such Taxes result from the gross negligence or willful misconduct of such Tax Indemnitee or any Affiliate thereof;

     (f) imposed on or with respect to a Tax Indemnitee (including the transferee in those cases in which the Tax on transfer is imposed on, or is collected from, the transferee) as a result of a transfer or other disposition (including a deemed transfer or disposition) by such Tax Indemnitee or a related Tax Indemnitee of any interest in the Aircraft, the Airframe, any Engine or any Part, any interest arising under the Operative Agreements or any Equipment Note or as a result of a transfer or disposition (including a deemed transfer or disposition) of any interest in a Tax Indemnitee (other than (A) a substitution or replacement of the Aircraft, the Airframe, any Engine or any Part by an Owner Person that is treated for Tax purposes as a transfer or disposition, or (B) a transfer pursuant to an exercise of remedies upon an Event of Default that shall have occurred and have been continuing);

     (g) Taxes in excess of those that would have been imposed had there not been a transfer or other disposition by or to such Tax Indemnitee or a related Tax Indemnitee described in paragraph (f) above; (h) consisting of any interest, penalties or additions to tax imposed on a Tax Indemnitee as a result of (in whole or in part) failure of such Tax Indemnitee or a related Tax Indemnitee to file any return properly and timely, unless such failure shall be caused by the failure of Owner to fulfill its obligations, if any, under Section 8.3.6 with respect to such return;

     (i) resulting from, or that would not have been imposed but for, any Liens arising as a result of claims against, or acts or omissions of, or otherwise attributable to such Tax Indemnitee or a related Tax Indemnitee that the owner is not obligated to discharge under the Operative Agreements;

     (j) imposed on any Tax Indemnitee as a result of the breach by such Tax Indemnitee or a related Tax Indemnitee of any covenant of such Tax Indemnitee or any Affiliate thereof contained in any Operative Agreement or the inaccuracy of any representation or warranty by such Tax Indemnitee or any Affiliate thereof in any Operative Agreement;

     (k) in the nature of an intangible or similar Tax (i) upon or with respect to the value or principal amount of the interest of any Note Holder in any Equipment Note or the loan evidenced thereby but only if such Taxes are in the nature of franchise Taxes or result from the Tax Indemnitee doing business in the taxing jurisdiction and are imposed because of the place of incorporation or the activities unrelated to the transactions contemplated by the Operative Agreements in the taxing jurisdiction of such Tax Indemnitee;

     (l) imposed on a Tax Indemnitee by a Taxing Authority of a jurisdiction outside the United States to the extent that such Taxes would not have been imposed but for a connection between the Tax Indemnitee or a related Tax Indemnitee and such jurisdiction imposing such Tax unrelated to the transactions contemplated by the Operative Agreements; or

     (m) Taxes relating to ERISA or Section 4975 of the Code.

     For purposes hereof, a Tax Indemnitee and any other Tax Indemnitees that are successors, assigns, agents, servants or Affiliates of such Tax Indemnitee shall be related Tax Indemnitees.

     8.3.3 Payment

     (a) Owner's indemnity obligation to a Tax Indemnitee under this Section 8.3 shall equal the amount which, after taking into account any Tax imposed upon the receipt or accrual of the amounts payable under this Section 8.3 and any tax benefits actually recognized by such Tax Indemnitee as a result of the indemnifiable Tax (including, without limitation, any benefits recognized as a result of an indemnifiable Tax being utilized by such Tax Indemnitee as a credit against Taxes not indemnifiable under this Section 8.3), shall equal the amount of the Tax indemnifiable under this Section 8.3.

     (b) At Owner's request, the computation of the amount of any indemnity payment owed by Owner or any amount owed by a Tax Indemnitee to Owner pursuant to this Section 8.3 shall be verified and certified by an independent public accounting firm selected by such Tax Indemnitee and reasonably satisfactory to Owner. Such verification shall be binding. The costs of such verification (including the fee of such public accounting firm) shall be borne by Owner unless such verification shall result in an adjustment in Owner's favor of 5% or more of the net present value of the payment as computed by such Tax Indemnitee, in which case the costs shall be paid by such Tax Indemnitee.

     (c) Each Tax Indemnitee shall provide Owner with such certifications, information and documentation as shall be in such Tax Indemnitee's possession and as shall be reasonably requested by Owner to minimize any indemnity payment pursuant to this Section 8.3; provided, that notwithstanding anything to the contrary contained herein, no Tax Indemnitee shall be required to provide Owner with any Tax returns.

     (d) Each Tax Indemnitee shall promptly forward to Owner any written notice, bill or advice received by it from any Taxing Authority concerning any Tax for which it seeks indemnification under this Section 8.3. Owner shall pay any amount for which it is liable pursuant to this Section 8.3 directly to the appropriate Taxing Authority if legally permissible or upon demand of a Tax Indemnitee, to such Tax Indemnitee within 30 days of such demand (or, if a contest occurs in accordance with Section 8.3.4, within 30 days after a Final Determination (as defined below)), but in no event more than one Business Day prior to the date the Tax to which such amount payable hereunder relates is due. If requested by a Tax Indemnitee in writing, Owner shall furnish to the appropriate Tax Indemnitee the original or a certified copy of a receipt for Owner's payment of any Tax paid by Owner or such other evidence of payment of such Tax as is acceptable to such Tax Indemnitee. Owner shall also furnish promptly upon written request such data as any Tax Indemnitee may reasonably require to enable such Tax Indemnitee to comply with the requirements of any taxing jurisdiction unless such data is not reasonably available to Owner or, unless such data is specifically requested by a Taxing Authority, is not customarily furnished by domestic air carriers under similar circumstances. For purposes of this Section 8.3, a "Final Determination" shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction that occurs pursuant to the provisions of Section 8.3.4, which decision, judgment, decree or other order has become final and unappealable, (ii) a closing agreement or settlement agreement entered into in accordance with Section 8.3.4 that has become binding and is not subject to further review or appeal (absent fraud, misrepresentation, etc.), or (iii) the termination of administrative proceedings and the expiration of the time for instituting a claim in a court proceeding.

     (e) If any Tax Indemnitee shall actually realize a tax savings by reason of any Tax paid or indemnified by Owner pursuant to this Section 8.3 (whether such tax savings shall be by means of a foreign tax credit, depreciation or cost recovery deduction or otherwise) and such savings is not otherwise taken into account in computing such payment or indemnity such Tax Indemnitee shall pay to Owner an amount equal to the lesser of (i) the amount of such tax savings, plus any additional tax savings recognized as the result of any payment made pursuant to this sentence, when, as, if, and to the extent, realized or (ii) the amount of all payments pursuant to this Section 8.3 by Owner to such Tax Indemnitee (less any payments previously made by such Tax Indemnitee to Owner pursuant to this Section 8.3.3 (e)) (and the excess, if any, of the amount described in clause (i) over the amount described in clause (ii) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Owner to make payments to such Tax Indemnitee pursuant to this
Section 8.3); provided, that such Tax Indemnitee shall not be required to make any payment pursuant to this sentence so long as a Lease Event of Default of a monetary nature has occurred and is continuing. If a tax benefit is later disallowed or denied, the disallowance or denial shall be treated as a Tax indemnifiable under Section 8.3.1 without regard to the provisions of Section
8.3.2 (other than Section 8.3.2 (f)). Each such Tax Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with Taxing Authorities to seek and claim any such tax benefit.

     8.3.4 Contest

     (a) If a written claim is made against a Tax Indemnitee for Taxes with respect to which Owner could be liable for payment or indemnity hereunder, or if a Tax Indemnitee makes a determination that a Tax is due for which Owner could have an indemnity obligation hereunder, such Tax Indemnitee shall promptly give Owner notice in writing of such claim (provided, that failure to so notify Owner shall not relieve Owner of its indemnity obligations hereunder unless such failure to notify effectively forecloses Owner's rights to require a contest of such claim) and shall take no action with respect to such claim without the prior written consent of Owner for 30 days following the receipt of such notice by Owner; provided, that, in the case of a claim made against a Tax Indemnitee, if such Tax Indemnitee shall be required by law to take action prior to the end of such 30-day period, such Tax Indemnitee shall, in such notice to Owner, so inform Owner, and such Tax Indemnitee shall take no action for as long as it is legally able to do so (it being understood that a Tax Indemnitee shall be entitled to pay the Tax claimed and sue for a refund prior to the end of such 30-day period if (i)(A) the failure to so pay the Tax would result in substantial penalties (unless immediately reimbursed by Owner) and the act of paying the Tax would not materially prejudice the right to contest or (B) the failure to so pay would result in criminal penalties and (ii) such Tax Indemnitee shall take any action so required in connection with so paying the Tax in a manner that is the least prejudicial to the pursuit of the contest). In addition, such Tax Indemnitee shall (provided, that Owner shall have agreed to keep such information confidential other than to the extent necessary in order to contest the claim) furnish Owner with copies of any requests for information from any Taxing Authority relating to such Taxes with respect to which Owner may be required to indemnify hereunder. If requested by Owner in writing within 30 days after its receipt of such notice, such Tax Indemnitee shall, at the expense of Owner (including, without limitation, all reasonable costs, expenses and reasonable attorneys' and accountants' fees and disbursements), in good faith contest (or, if permitted by applicable law, allow Owner to contest) through appropriate administrative and judicial proceedings the validity, applicability or amount of such Taxes by (I) resisting payment thereof, (II) not paying the same except under protest if protest is necessary and proper or (III) if the payment is made, using reasonable efforts to obtain a refund thereof in an appropriate administrative and/or judicial proceeding. If requested to do so by Owner, the Tax Indemnitee shall appeal any adverse administrative or judicial decision, except that the Tax Indemnitee shall not be required to pursue any appeals to the United States Supreme Court. If and to the extent the Tax Indemnitee is able to separate the contested issue or issues from other issues arising in the same administrative or judicial proceeding that are unrelated to the transactions contemplated by the Operative Agreements without, in the good faith judgment of such Tax Indemnitee, adversely affecting such Tax Indemnitee, such Tax Indemnitee shall permit Owner to control the conduct of any such proceeding and shall provide to Owner (at Owner's cost and expense) with such information or data that is in such Tax Indemnitee's control or possession that is reasonably necessary to conduct such contest. In the case of a contest controlled by a Tax Indemnitee, such Tax Indemnitee shall consult with Owner in good faith regarding the manner of contesting such claim and shall keep Owner reasonably informed regarding the progress of such contest. A Tax Indemnitee shall not fail to take any action expressly required by this Section 8.3.4 (including, without limitation, any action regarding any appeal of an adverse determination with respect to any claim) or settle or compromise any claim without the prior written consent of the Owner (except as contemplated by Section 8.3.4(b) or (c)).

     (b) Notwithstanding the foregoing, in no event shall a Tax Indemnitee be required to pursue any contest (or to permit Owner to pursue any contest) unless
(i) Owner shall have agreed to pay such Tax Indemnitee on demand all reasonable costs and expenses incurred by such Tax Indemnitee in connection with contesting such Taxes, including, without limitation, all reasonable out of pocket costs and expenses and reasonable attorneys' and accountants' fees and disbursements,
(ii) if such contest shall in-
volve the payment of the claim, Owner shall advance the amount thereof (to the extent indemnified hereunder) plus interest, penalties and additions to tax with respect thereto that are required to be paid prior to the commencement of such contest on an interest-free after-Tax basis to such Tax Indemnitee (and such Tax Indemnitee shall promptly pay to the Owner any net realized tax benefits resulting from such advance including any tax benefits resulting from making such payment), (iii) such Tax Indemnitee shall have reasonably determined that the action to be taken will not result in any material risk of forfeiture, sale or loss of the Aircraft (unless Owner shall have made provisions to protect the interests of any such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee) (provided, that such Tax Indemnitee agrees to notify Owner in writing promptly after it becomes aware of any such risk), (iv) no Lease Event of Default shall have occurred and be continuing unless Owner has provided security for its obligations hereunder by advancing to such Tax Indemnitee before proceeding or continuing with such contest, the amount of the Tax being contested, plus any interest and penalties and an amount estimated in good faith by such Tax Indemnitee for expenses, and (v) prior to commencing any judicial action controlled by Owner, Owner shall have acknowledged its liability for such claim hereunder, provided that Owner shall not be bound by its acknowledgment if the Final Determination articulates conclusions of law and fact that demonstrate that Owner has no liability for the contested amounts hereunder. Notwithstanding the foregoing, if any Tax Indemnitee shall release, waive, compromise or settle any claim which may be indemnifiable by owner pursuant to this Section 8.3 without the written permission of Owner, Owner's obligation to indemnify such Tax Indemnitee with respect to such claim (and all directly related claims and claims based on the outcome of such claim) shall terminate, subject to Section 8.3.4(c), and subject to Section 8.3.4(c), such Tax Indemnitee shall repay to Owner any amount previously paid or advanced to such Tax Indemnitee with respect to such claim, plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax.

     (c) Notwithstanding anything contained in this Section 8.3, a Tax Indemnitee will not be required to contest the imposition of any Tax and shall be permitted to settle or compromise any claim without Owner's consent if such Tax Indemnitee (i) shall waive its right to indemnity under this Section 8.3 with respect to such Tax (and any directly related claim and any claim the outcome of which is determined based upon the outcome of such claim), (ii) shall pay to Owner any amount previously paid or advanced by Owner pursuant to this
Section 8.3 with respect to such Tax, plus interest at the rate that would have been payable by the relevant

Taxing Authority with respect to a refund of such Tax, and (iii) shall agree to discuss with Owner the views or positions of any relevant Taxing Authority with respect to the imposition of such Tax.

     8.3.5 Refund

     If any Tax Indemnitee shall receive a refund of, or be entitled to a credit against other liability for, all or any part of any Taxes paid, reimbursed or advanced by Owner, such Tax Indemnitee shall pay to Owner within 30 days of such receipt an amount equal to the lesser of (a) the amount of such refund or credit plus any net tax benefit (taking into account any taxes incurred by such Tax Indemnitee by reason of the receipt of such refund or realization of such credit) actually realized by such Tax Indemnitee as a result of any payment by such Tax Indemnitee made pursuant to this sentence (including this clause (a)) and (b) such tax payment, reimbursement or advance by Owner to such Tax Indemnitee theretofore made pursuant to this Section 8.3 (and the excess, if any, of the amount described in clause (a) over the amount described in clause
(b) shall be carried forward and applied to reduce pro tanto any subsequent obligation of Owner to make payments to such Tax Indemnitee pursuant to this
Section 8.3). If, in addition to such refund or credit, such Tax Indemnitee shall receive (or be credited with) an amount representing interest on the amount of such refund or credit, such Tax Indemnitee shall pay to owner within 30 days of such receipt or realization of such credit that proportion of such interest that shall be fairly attributable to Taxes paid, reimbursed or advanced by Owner prior to the receipt of such refund or realization of such credit.

     8.3.6 Tax Filing

     If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under this Section 8.3, Owner shall timely file the same (except for any such report, return or statement which a Tax Indemnitee has timely notified the Owner in writing that such Tax Indemnitee intends to file, or for which such Tax Indemnitee is required by law to file, in its own name); provided, that the relevant Tax Indemnitee shall furnish Owner with any information in such Tax Indemnitee's possession or control that is reasonably necessary to file any such return, report or statement and is reasonably requested in writing by Owner (it being understood that the Tax Indemnitee shall not be required to furnish copies of its actual tax returns, although it may be required to furnish relevant information contained therein). Owner shall either file such report, return or statement and send a copy of such report, return or state-ment to such Tax Indemnitee, or, where Owner is not permitted to file such report, return or statement, it shall notify such Tax Indemnitee of such requirement and prepare and deliver such report, return or statement to such Tax Indemnitee in a manner satisfactory to such Tax Indemnitee within a reasonable time prior to the time such report, return or statement is to be filed.

     8.3.7 Forms

     Each Tax Indemnitee agrees to furnish from time to time to Owner or Mortgagee or to such other person as Owner or Mortgagee may designate, at Owner's or Mortgagee's request, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax imposed by any Taxing Authority, if
(x) such reduction or exemption is available to such Tax Indemnitee and (y) Owner has provided such Tax Indemnitee with any information necessary to complete such form not otherwise reasonably available to such Tax Indemnitee.

     8.3.8 Non-Parties

     If a Tax Indemnitee is not a party to this Agreement, Owner may require the Tax Indemnitee to agree in writing, in a form reasonably acceptable to Owner, to the terms of this Section 8.3 and Section 15.8 prior to making any payment to such Tax Indemnitee under this Section 8.3.

     8.3.9 Subrogation

     Upon payment of any Tax by Owner pursuant to this Section 8.3 to or on behalf of a Tax Indemnitee, Owner, without any further action, shall be subrogated to any claims that such Tax Indemnitee may have relating thereto. Such Tax Indemnitee shall cooperate with Owner (to the extent such cooperation does not result in any unreimbursed cost, expense or liability to such Tax Indemnitee) to permit Owner to pursue such claims.

     8.4. Payments

     Any payments made pursuant to Section 8.1 or 8.3 shall be due on the 60th day after demand therefor and shall be made directly to the relevant Indemnitee or Tax Indemnitee or to Owner, in immediately available funds at such bank or to such account as specified by such Indemnitee or Tax Indemnitee or Owner, as the case may be, in written directives to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of, and mailed to, such Indemnitee or Tax Indemnitee or

Owner, as the case may be, by certified mail, postage prepaid, at its address as set forth in this Agreement.

     8.5. Interest

     If any amount, payable by Owner, any Indemnitee or any Tax Indemnitee under
Section 8.1 or 8.3 is not paid when due, the person obligated to make such payment shall pay on demand, to the extent permitted by Law, to the person entitled thereto, interest on any such amount for the period from and including the due date for such amount to but excluding the date the same is paid, at the Payment Due Rate. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

     8.6. Benefit of Indemnities

     The obligations of Owner in respect of all indemnities, obligations, adjustments and payments in Section 8.1 or 8.3 are expressly made for the benefit of, and shall be enforceable by, the Indemnitee or Tax Indemnitee entitled thereto, notwithstanding any provision of the Trust Indenture.

SECTION 9. ASSIGNMENT OR TRANSFER OF INTEREST

     9.1. Note Holders

     Subject to Section 6.3.2 hereof and Section 2.07 of the Trust Indenture, any Note Holder may, at any time and from time to time, Transfer or grant participations in all or any portion of the Equipment Notes and/or all or any portion of its beneficial interest in its Equipment Notes to any person (it being understood that the sale or issuance of Pass Through Certificates by a Pass Through Trustee shall not be considered a Transfer or participation); provided, that any participant in any such participations shall not have any direct rights under the Operative Agreements or any Lien on all or any part of the Aircraft or the Collateral and Owner shall not have any increased liability or obligations as a result of any such participation. In the case of any such Transfer, the Transferee, by acceptance of Equipment Notes in connection with such Transfer, shall be deemed to be bound by all of the covenants of Note Holders contained in the Operative Agreements.

     9.2. Effect of Transfer

     Upon any Transfer in accordance with Section 9.1 (other than any Transfer by any Note Holder, to the extent it only grants participations in Equipment Notes or in its beneficial interest therein) , Transferee shall be deemed a "Note Holder," for all purposes of this Agreement and the other Operative Agreements, and the transferring Note Holder shall be released from all of its liabilities and obligations under this Agreement and any other Operative Agreements to the extent such liabilities and obligations arise after such Transfer and, in each case, to the extent such liabilities and obligations are assumed by the Transferee; provided, that such transferring Note Holder (and its respective Affiliates, successors, assigns, agents, servants, representatives, directors and officers) will continue to have the benefit of any rights or indemnities under any Operative Agreement vested or relating to circumstances, conditions, acts or events prior to such Transfer.

SECTION 10. SECTION 1110

     It is the intention of each of the Owner, the Note Holders (such intention being evidenced by each of their acceptance of an Equipment Note), and Mortgagee that Mortgagee shall be entitled to the benefits of Section 1110 in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

SECTION 11. CHANGE OF CITIZENSHIP

     11.1. Generally

     Without prejudice to the representations, warranties or covenants regarding the status of any party hereto as a Citizen of the United States, each of Owner, WTC and Mortgagee agrees that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a Citizen of the United States and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith.

     11.2. Mortgagee

     Upon WTC giving any notice in accordance with Section 11.1, Mortgagee shall (if and so long as such citizenship is necessary under the Act as in effect at such time or, if it is not necessary, if and so long as Mortgagee's citizenship could have any adverse effect on Owner, or any Note Holder), subject to Section
9.02 of the Trust Indenture, resign as Mortgagee promptly upon its ceasing to be such a citizen.

SECTION 12. MISCELLANEOUS

     12.1. Amendments

     No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate or otherwise vary and is signed by the party against which the enforcement of the amendment, supplement, waiver, modification, discharge, termination or variance is sought. Each such amendment, supplement, waiver, modification, discharge, termination or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance or other manner not set forth in an agreement, document or instrument in writing and signed by the party against which enforcement of the same is sought.

     12.2. Severability

     If any provision hereof shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which such provisions are held invalid, illegal or unenforceable may be waived, such Law is hereby waived by the parties hereto to the full extent permitted, to the end that this Agreement shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

     12.3. Survival

     The indemnities set forth herein shall survive the delivery or return of the Aircraft, the Transfer of any interest by any Note Holder of its Equipment Note and the expiration or other termination of this Agreement or any other Operative Agreement.

     12.4. Reproduction of Documents

     This Agreement, all schedules and exhibits hereto and all agreements, instruments and documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed and (b) financial statements, certificates and other information previously or hereafter furnished to any party hereto, may be reproduced by such party by any photo-graphic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction likewise is admissible in evidence.

     12.5. Counterparts

     This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

     12.6. No Waiver

     No failure on the part of any party hereto to exercise, and no delay by any party hereto in exercising, any of its respective rights, powers, remedies or privileges under this Agreement or provided at Law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by it or the exercise of any other right, power, remedy or privilege by it. No notice to or demand on any party hereto in any case shall, unless otherwise required under this Agreement, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or further action in any circumstances without notice or demand.

     12.7. Notices

     Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement or other applicable Operative Agree-ment, and shall be personally delivered, sent by facsimile (followed by overnight courier service by next Business Day receipt) or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address, or facsimile number set forth for such party in
Schedule 1, or to such other address, facsimile or other number as each party hereto may hereafter specify by notice to the other parties hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or, if made, given, furnished or filed (a) by facsimile or telecommunication transmission, when confirmed; provided there is receipt of such notice the next Business Day from an overnight courier service or (b) by registered or certified mail, three Business Days after being deposited, properly addressed, with the U.S. Postal Service.

     12.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE

     (a) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

     (b) EACH PARTY HERETO HEREBY IRREVOCABLY AGREES, ACCEPTS AND SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

     (c) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH PURSUANT TO SECTION 12.7. EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON WTC, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS
SECTION 12.8(c), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

     (d) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS, THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

     (e) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     12.9. Third-Party Beneficiary

     This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Indenture Indemnitees, each of which is an intended third party beneficiary with respect to the provisions of Section 8.1 and the persons referred to in Section 6.4.6, which are intended third party beneficiaries with respect to such Section) with any rights of any nature whatsoever against any of the parties hereto and no person not a party hereto (other than the Indenture Indemnitees, with respect to the provisions of Section 8.1, and the persons referred to in Section 6.4.6 with respect to the provisions of such Section) shall have any right, power or privilege in respect of any party hereto, or have any benefit or interest, arising out of this Agreement.

     12.10. Entire Agreement

     This Agreement, together with the other Operative Agreements, on and as of the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, among any of the parties hereto with respect to such subject matter are hereby superseded in their entireties.

     12.11. Further Assurances

     Each party hereto shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effec-tually the purposes of, or to better assure and confirm into such other party the rights and benefits to be provided under this Agreement and the other Operative Agreements.

SECTION 13. SALE/LEASEBACK TRANSACTIONS

     Notwithstanding anything to the contrary contained herein or any other Operative Agreement, upon not less than _ days prior written notice to the parties hereto, the Owner shall have the right to sell the Aircraft and transfer title to the Aircraft to an owner trustee for the benefit of an owner participant (which shall be a "Transferee" (as defined in the form of Leased Aircraft Participation Agreement (as such term is defined in the Note Purchase Agreement)) in a transaction in which such owner trustee assumes all of the obligations of the Owner under the Equipment Notes and the Trust Indenture on a non-recourse basis (with the Owner being released from such obligations, except to the extent accrued prior thereto), leases the Aircraft to the Owner and assigns such lease to the Mortgagee pursuant to an amended and restated trust indenture (a "Sale/Leaseback Transaction"). In connection with such Sale/Leaseback Transaction, each of the parties hereto and each Note Holder will execute and deliver appropriate documentation permitting the owner trustee to assume the obligations of the Owner under the Equipment Notes and the Trust Indenture on a non-recourse basis, releasing the Owner from all obligations in respect of the Equipment Notes and the Trust Indenture (except to the extent accrued prior thereto), and take all other actions as are reasonably necessary to permit such assumption by the owner trustee. In connection with any such Sale/Leaseback Transaction, the parties agree that (a) the documents to be utilized shall be (i) an amended and restated participation agreement amending and restating the Participation Agreement, such amended and restated participation agreement to be substantially in the form of the Leased Aircraft Participation Agreement (as such term is defined in the Note Purchase Agreement), among the parties hereto, any Note Holder which is not a party hereto and the owner trustee and owner participant, with (x) such changes to such form to reflect the assumption of the Equipment Notes by the owner trustee on a non-recourse basis rather than the issuance thereof by the owner trustee and purchase thereof by the Pass Through Trustee and also to reflect the release of the Owner from all obligations under the Equipment Notes and the Trust Indenture (except to the extent accrued prior thereto) and (y) such other changes as may be permitted in accordance with the Note Purchase Agreement applicable to the revision of the Leased Aircraft Participation Agreement in connection with a leveraged lease transaction, (ii) a lease agreement, such lease agreement to be substantially in the form of the Lease (as such term is defined in the

Note Purchase Agreement), between the Owner and the owner trustee with such changes as may be permitted in accordance with the provisions of the Note Purchase Agreement applicable to the revision of the Lease in connection with a leveraged lease transaction, (iii) an amended and restated trust indenture amending and restating the Trust Indenture, such amended and restated trust indenture to be substantially in the form of the Leased Aircraft Indenture (as such term is defined in the Note Purchase Agreement), between the owner trustee and the Indenture Trustee, with (x) such changes to such form to reflect the assumption of all of the obligations of the Owner under the Equipment Notes and the Trust Indenture on a non-recourse basis and the release of the obligations of the Owner under the Equipment Notes and the Trust Indenture and (y) such other changes as may be permitted in accordance with the Note Purchase Agreement applicable to the revision of the Leased Aircraft Indenture in connection with a leveraged lease transaction, a (iv) purchase agreement assignment, such purchase agreement assignment to be substantially in the form of the Aircraft Purchase Agreement Assignment (as such term is defined in the Note Purchase Agreement) between the Owner and the owner trustee with such changes as may be permitted in accordance with the provisions of the Note Purchase Agreement applicable to the Aircraft Purchase Agreement Assignment in connection with a leveraged lease transaction, and (v) a trust agreement, such trust agreement to be substantially in the form of the Leased Aircraft Trust Agreement (as such term is defined in the Note Purchase Agreement), between the owner trustee and the owner participant with such changes as may be permitted in accordance with the provisions of the Note Purchase Agreement applicable to the Leased Aircraft Trust Agreement in connection with a leveraged lease transaction and (b) the Equipment Notes shall be delivered to the Indenture Trustee for cancellation in exchange for new equipment notes to be issued to the Note Holders by the owner trustee, such new equipment notes to be substantially in the form contained in
Section 2.01 of the Leased Aircraft Indenture (as such term is defined in the Note Purchase Agreement). Such new equipment notes will have the same payment terms except that in the event that the Owner enters into a Sale/Leaseback Transaction prior to December 31, 1999, Owner shall have the right to reoptimize the new equipment notes to be issued to the Note Holders by the owner trustee in compliance with the Mandatory Economic Terms.

     Notwithstanding the foregoing, the Owner shall not have the right to enter into a Sale/Leaseback Transaction unless the Owner causes to be delivered to the Indenture Trustee an opinion of counsel to the effect that the Note Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such assumption and release and will be subject to Federal income tax in the same amounts, in the same manner and at the same time as would have been the case if such assumption and release had not occurred and that the Pass Through Trusts will not be subject to Federal in-come taxation as a result of such assumption and release. In addition, the Owner agrees to comply with Section 1(c) of the Note Purchase Agreement in connection with any Sale/Leaseback Transaction.

                      [This space intentionally left blank]

     IN WITNESS WHEREOF, each of the parties has caused this Participation Agreement to be duly executed and delivered as of the day and year first above written.

                          ATLAS AIR, INC.,
                            Owner


                          By___________________________
                              Name:
                              Title:


                           WILMINGTON TRUST COMPANY,
                           not in its individual capacity, except as expressly provided herein, but solely as Mortgagee


                          By___________________________
                             Name:
                             Title:


                           WILMINGTON TRUST COMPANY,
                             not in its individual
                             capacity, except as
                             expressly provided
                             herein, but solely as
                             Pass Through Trustee
                             under the Pass Through
                             Trust Agreement for the
                             Atlas Air Pass Through
                             Trust, 1999-.


                          By___________________________
                             Name:
                             Title:

                            WILMINGTON TRUST COMPANY,
                              not in its individual
                              capacity, except as
                              expressly provided
                              herein, but solely as
                              Pass Through Trustee
                              under the Pass Through
                              Trust Agreement for the
                              Atlas Air Pass Through
                              Trust, 1999-


                          By___________________________
                              Name:
                              Title:


                            WILMINGTON TRUST COMPANY,
                              not in its individual
                              capacity, except as
                              expressly provided
                              herein, but solely as
                              Pass Through Trustee
                              under the Pass Through
                              Trust Agreement for the
                              Atlas Air Pass Through
                              Trust, 1999-


                          By___________________________
                              Name:
                              Title:


                            WILMINGTON TRUST COMPANY,
                              not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent


                          By___________________________
                              Name:
                              Title:

                                                               SCHEDULE 1
                                                                   TO
                                                         PARTICIPATION AGREEMENT


                               ACCOUNTS; ADDRESSES

                                       Account for Payments     Address For Notices

ATLAS AIR, INC.                                                 Atlas Air, Inc.
                                                                538 Commons Drive
                                                                Golden, CO  80401
                                                                Attention:  Chief Financial
                                                                  Officer
                                                                Facsimile:

WILMINGTON TRUST COMPANY, AS                                    Wilmington Trust Company
MORTGAGEE                                                       One Rodney Square
                                                                1100 North Market Street
                                                                Wilmington, Delaware  19890
                                                                Attention:  Corporate Trust
                                                                  Administration
                                                                Facsimile:

WILMINGTON TRUST COMPANY, AS                                    Wilmington Trust Company
SUBORDINATION AGENT                                             One Rodney Square
                                                                1100 North Market Street
                                                                Wilmington, Delaware  19890
                                                                Attention:  Corporate Trust
                                                                  Administration
                                                                Facsimile:

WILMINGTON TRUST COMPANY, AS PASS                               Wilmington Trust Company
THROUGH TRUSTEE FOR THE 1999-   PASS                            One Rodney Square
THROUGH TRUST                                                   1100 North Market Street
                                                                Wilmington, Delaware 19890
                                                                Attention:  Corporate Trust
                                                                  Administration
                                                                Facsimile:

WILMINGTON TRUST COMPANY, AS PASS                               Wilmington Trust Company
THROUGH TRUSTEE FOR THE 1999-   PASS                            One Rodney Square
THROUGH TRUST                                                   1100 North Market Street
                                                                Wilmington, Delaware 19890
                                                                Attention:  Corporate Trust
                                                                  Administration
                                                                Facsimile:

WILMINGTON TRUST COMPANY, AS PASS                               Wilmington Trust Company
THROUGH TRUSTEE FOR THE 1999-   PASS                            One Rodney Square
THROUGH TRUST                                                   1100 North Market Street
                                                                Wilmington, Delaware 19890
                                                                Attention:  Corporate Trust
                                                                  Administration

                                                                Facsimile:

                                                        SCHEDULE 2 - COMMITMENTS
                                                         PARTICIPATION AGREEMENT



                                   COMMITMENTS

       Pass Through                 Series of             Dollar Amount
          Trustee                Equipment Notes             of Loan
   -------------------        -------------------         -------------

Wilmington Trust Company     Series A-1                              $
Wilmington Trust Company     Series A-2                              $
Wilmington Trust Company     Series B                                $
Wilmington Trust Company     Series C                                $
Wilmington Trust Company     Series D                                $

                                                      SCHEDULE 3 - CERTAIN TERMS
                                                         PARTICIPATION AGREEMENT


                                  CERTAIN TERMS


          Defined Term                 Definition

Minimum Liability Insurance Amount     $

Threshold Amount                       $7.5 million, subject, from time to time,
                                       to adjustment for inflation

                                                SCHEDULE 4 - PERMITTED COUNTRIES
                                                         PARTICIPATION AGREEMENT


                               PERMITTED COUNTRIES


Argentina                                 Malta

Australia                                 Mexico

Austria                                   Monaco

Bahamas                                   Morocco

Belgium                                   Netherlands

Brazil                                    New Zealand

Canada                                    Norway

Chile                                     Paraguay

Denmark                                   People's Republic of China

Egypt                                     Philippines

Ecuador                                   Portugal

Finland                                   Republic of China (Taiwan)

France                                    Singapore

Germany                                   South Africa

Greece                                    South Korea

Hungary                                   Spain

Iceland                                   Sweden

India                                     Switzerland

Indonesia                                 Thailand

Ireland                                   Tobago

Italy                                     Trinidad

Japan                                     United Arab Emirates

Liechtenstein                             United Kingdom

Luxembourg                                Uruguay

Malaysia                                  Venezuela

                                                                       Exhibit A

                   FORM OF OPINION OF SPECIAL COUNSEL TO OWNER


                                                                     ,

To the Persons Listed
on Schedule I Attached Hereto

            Re:     Purchase of Boeing Model 747-47UF Aircraft
                    with Manufacturer's Serial Number
                    and U.S. Registration Number N   MC
Gentlemen:

     We have been requested by Atlas Air, Inc., a Delaware corporation (the "Company"), to act as special counsel with respect to, and to render this opinion letter as required by Section 4.1.2(x)(A) of, the Participation Agreement, dated as of , (the "Participation Agreement"), among the Company, Wilmington Trust Company, a Delaware banking corporation ("WTC"), as Mortgagee under the Trust Indenture, WTC, as Subordination Agent under the Intercreditor Agreement, and WTC, as Pass Through Trustee under the Pass Through Trust Agreements. Capitalized terms used herein and not otherwise defined herein have the respective meanings given those terms in the Participation Agreement.

     In connection with this opinion letter, we have examined, among other things, originals or copies certified or otherwise identified to our satisfaction of the following documents:

          (i)  Participation Agreement;

          (ii) Trust Indenture;

          (iii) Trust Indenture Supplement;

          (iv) Purchase Agreement Assignment

          (v)  Consent and Agreement;

          (vi) Engine Consent and Agreement;

          (vii) Forms of the Equipment Notes; and

          (viii) Bills of Sale

     We have also examined and relied upon such other documents and such other corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. As to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Operative Agreements. The opinions expressed herein are subject to the following exceptions, assumptions, qualifications and limitations:

     A. The opinions set forth below are limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion with respect to (i) the laws, regulations or ordinances of any county, town or municipality or governmental subdivision or agency thereof, (ii) state securities or blue sky laws or federal securities laws, including the Securities Act of 1933, as amended, and the Investment Company Act of 1940, (iii) federal or state tax, antitrust or fraudulent transfer or conveyance laws, (iv) the Employee Retirement Income Security Act of 1974, as amended, or (v) part A of subtitle VII of Title 49, United States Code (the "Federal Aviation Act"), or any other laws, rules or regulations governing, regulating or relating to the acquisition, ownership, registration, use or sale of an aircraft, airframe or aircraft engine or to the particular nature of the equipment to be acquired by the Company. In addition, our opinions are based upon a review of those laws, statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Participation Agreement.

     B. The opinions set forth in paragraph 3 below are subject to (i) limitations on enforceability arising from applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance, fraudulent transfer, preferential transfer and similar laws relating to or affecting the rights and remedies of creditors generally and the effect of general principles of equity, including, without limitation, laches and estoppel as equitable defenses and concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered or applied in a proceeding in equity or at law) and considerations of impracticability or impossibility of performance, and defenses based upon unconscionability of otherwise enforceable obligations in the context of the factual circumstances under which enforcement thereof is sought, (ii) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) the requirements of Section 9-306 of the Uniform Commercial Code of the State of New York (the "UCC") with respect to the continuation of per-fection of a security interest in "proceeds" of collateral. In addition, certain remedial and procedural provisions of the Company Documents (as defined in paragraph 2 below) and the Trust Indenture are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of those agreements and does not, in our opinion, make the remedies provided in those agreements, or otherwise available under applicable law, inadequate for the practical realization of the substantive benefits purported to be provided thereby, except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable laws, rules, regulations and by constitutional requirements. We express no opinion as to (i) any provision contained in any Operative Agreement (a) providing for indemnification or exculpation of any Person for such Person's gross negligence, willful misconduct, recklessness or unlawful conduct or in respect of liabilities under the Securities Act, (b) providing for late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default or other specified event but only to the extent such provision is deemed to constitute a penalty or liquidated damages provision, (c) as such provision relates to the subject matter jurisdiction of federal courts or the waiver of inconvenient forum with respect to proceedings in federal courts, (d) that purports to establish (or may be construed to establish) evidentiary standards or (e) providing for the waiver of any statutory right or any broadly or vaguely stated rights or unknown future rights, or any waiver which is against public policy considerations or (ii) Section 12.8 of the Participation Agreement or any comparable provision of any other Operative Agreement. Under certain circumstances the requirement that the provisions of an Operative Agreement may be modified or waived only in writing or only in a specific instance and provisions to the effect that failure or delay in exercising any right, remedy, power and/or privilege will not impair or waive such right, remedy, power and/or privilege may be unenforceable to the extent that an oral agreement has been effected or a course of dealing has occurred modifying such provisions. A court may modify or limit contractual agreements regarding attorneys' fees.

     C. To the extent that our opinions expressed herein involve conclusions as to the matters set forth in the opinions dated the date hereof of Crowe & Dunlevy being delivered to you on the date hereof, we have assumed, without independent investigation, the correctness of the matters set forth in such opinions and have relied with your permission on such opinions.

     D. We have assumed the due authorization, execution and delivery of the Operative Agreements by each of the parties thereto, that each of such parties (other than the Company) has the power and authority to execute, deliver and perform each such Operative Agreement and has obtained or made all necessary consents, approvals, filings and registrations in connection therewith, that such execution, delivery and performance does not violate its charter, by-laws or similar instrument, that the Trust Indenture constitutes the valid, binding and enforceable obligation of the Mortgagee and duly creates the trust it purports to create, that the Mortgagee for purposes of Section 9-103(3) of the UCC is located in New York and that, under applicable law, the Company would be deemed to be the owner of the Trust Indenture Estate, that value has been given by the Loan Participants to the Company under the Trust Indenture, that the Company has rights in the Trust Indenture Estate, that WTC is duly organized, validly existing and in good standing in its jurisdiction of organization and qualified to transact business in each other jurisdiction where such qualification is required.

     E. We have assumed the due authentication of the Equipment Notes by the Mortgagee and the delivery thereof against payment therefor, all in accordance with the Participation Agreement and the Trust Indenture, and that the Equipment Notes conform to the forms thereof examined by us.

     F. We have assumed that all signatures on documents examined by us are genuine, that all persons signing such documents have legal capacity, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.

     G. We have not made any examination of, and express no opinion with respect to (and to the extent relevant have assumed the accuracy and sufficiency of),
(i) descriptions of, the legal or beneficial ownership of, or the title or condition of title to, the Trust Indenture Estate or any other property covered by any of the Operative Agreements, (ii) except as expressly set forth in paragraphs 5 and 7 below, the existence, creation, validity or attachment of any Lien thereon, (iii) except as expressly set forth in paragraph 5 below, the perfection of any Lien thereon and (iv) the priority or enforcement of any Lien thereon.

     H. We have assumed the continuous presence in the State of New York of all collateral constituting "chattel paper" for purposes of the UCC.

     I. In giving an opinion regarding the valid existence and good standing of the Company, we have relied solely upon certificates of public officials.

     J. In giving the opinion set forth in paragraph 6, we have relied upon a certificate from an officer of the Company (i) that the Aircraft and Engines constitute "aircraft equipment" for purposes of the Federal Aviation Act and
(ii) that the Airframe and Engines have not been placed in service prior to October 22, 1994.

     K. The opinions expressed herein are given as of the date hereof. We assume no obligation to advise you of any facts or circumstance that may come to our attention, or any changes in law that may occur after the date hereof, which may affect the opinion expressed herein.

     Based on, and subject to the foregoing, we are of the opinion that:

          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. The Company has all necessary corporate power to execute, deliver and perform its obligations under the Participation Agreement, the Trust Indenture, Trust Indenture Supplement No. 1 and the Purchase Agreement Assignment (collectively, the "Company Documents"). Neither the execution nor delivery of the Company Documents by the Company nor the consummation of the transactions contemplated thereby will result in any violation of
     (a) its Certificate of Incorporation or By-laws or (b) any law, governmental rule or regulation known to us to be applicable to, or binding on, the Company, or which requires the approval of the stockholders of the Company.

          3. Each Company Document constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

          4. Except for the matters referred to in clauses (i) through (iii) of paragraph 5 below, no approval, authorization or other action by or filing with any governmental authority is required for the execution and delivery by the Company of the Company Documents or the consummation of the transactions contemplated thereby to occur at the Closing.

          5. Except for (i) the registration of the Aircraft with the FAA pursuant to the Federal Aviation Act, (ii) the filing and recordation in accordance with the Federal Aviation Act of the FAA Filed Documents, and assuming that at the time of such filing no other unrecorded document relating to the Aircraft has been filed pursuant to the Federal Aviation Act, and (iii) the filing of Financing Statements referred to in Section
     4.1.11 of the Participation Agreement, and the filing of periodic continuation statements with respect thereto, (a) no further filing or recording of any document is necessary (x) to establish the Company's title to the Airframe and Engines, and (y) to create a valid security interest in the Company's interest as owner of the Airframe and Engines, in favor of the Mortgagee pursuant to the Trust Indenture and (b) no further filing or recording of any document in the State of New York or under the Federal Aviation Act is required to perfect a security interest in the Company's interest as owner of the Airframe and Engines in favor of the Mortgagee pursuant to the Trust Indenture.

          6. So long as the Company continues to be a "citizen of the United States", as defined in section 40102 of Title 49 of the United States Code, holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, Mortgagee, as holder of a security interest pursuant to the Trust Indenture, will be entitled to the benefits of
     Section 1110 of Title 11 of the United States Code with respect to the Airframe and Engines delivered on the date hereof in connection with any case commenced by or against the Company under Chapter 11 of Title 11 of the United States Code. We call to your attention that the U.S. District Court for the District of Colorado recently issued an opinion regarding
     Section 1110, In re Western Pacific Airlines, Inc., 219 B.R. 305, (D. Colo.
     1998) and 221 B.R. 1 (D. Colo. 1998), which opinion, we are informed, has been appealed to the United States Court of Appeals for the Tenth Circuit. The decision, reversing an order of the bankruptcy court, held that once a debtor air carrier agrees to perform its obligations and cures its defaults under an aircraft lease within the prescribed period in accordance with
     Section 1110, the lessor under such lease is not entitled to repossess the aircraft under Section 1110 if the airline subsequently defaults under such lease. We are of the opinion that the District Court opinion was incorrectly decided because it is contrary to prior treatment of this issue by the courts and is contrary to the intent of Congress in enacting Section 1110. We do not express any opinion with respect to the outcome of any appeal of this decision.

          7. Upon issuance, execution, authentication and delivery of the Equipment Notes at the Closing, the Trust Indenture creates the security interest in favor of the Mortgagee, as trustee for the benefit of the holders of the Equipment Notes, in the Trust Indenture Estate it purports to create to the extent that the UCC applies to a security interest in such property.

     This opinion may be relied upon by you (and any permitted Transferee under Section 9.1 of the Participation Agreement) in connection with the matters set forth herein and, without our prior written consent, may not be relied upon for any other purpose and may not be furnished to any other Person for any purpose.

                                                     Very truly yours,

                                   Schedule I


Wilmington Trust Company, not in its individual capacity, but solely as Mortgagee, Subordination Agent and Pass Through Trustee

Standard & Poor's Ratings Services

                                                                       Exhibit B

                  FORM OF OPINION OF CORPORATE COUNSEL TO OWNER


To the Persons Listed
on Schedule I Hereto

            Re:      Purchase of Boeing Model 747-47UF Aircraft
                     with Manufacturer's Serial Number
                     and U.S. Registration Number N   MC


Ladies and Gentlemen:

     This opinion letter is being delivered by Atlas Air, Inc., a Delaware corporation ("Atlas"), through its Legal Department in connection with the transactions contemplated by the Participation Agreement dated as of __, , among Atlas, as Owner, Wilmington Trust Company ("WTC"), a Delaware banking corporation, as Mortgagee under the Trust Indenture, WTC, as Subordination Agent under the Intercreditor Agreement, and WTC, as Pass Through Trustee under the Pass Through Trust Agreements (the "Participation Agreement"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given those terms in the Participation Agreement. This opinion letter is being furnished to you pursuant to Section 4.1.2(x)(B) of the Participation Agreement.

     In giving the following opinions, members of Atlas's Legal Department or lawyers retained by Atlas's Legal Department have reviewed the Participation Agreement and the other Operative Agreements to which Atlas is a party and have relied upon originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In addition, Atlas's Legal Department has assumed and has not verified the accuracy as to factual matters of each document reviewed. As used herein, the phrase "to our knowledge" or words of similar import shall mean to the actual knowledge of Atlas's Legal Department after reasonable investigation, but shall not be interpreted to impute knowledge of others (other than members of Atlas's Legal Department).

     Based on the foregoing, and subject to the assumptions and limitations contained herein, Atlas's Legal Department is of the opinion that:

     (a) Atlas is an "air carrier" within the meaning of Section 40102 of the Act, operating under a certificate issued pursuant to Chapter 447 of the Act, is a "citizen of the United States" as such term is defined in Section 40102 of such Act and holds all authority, necessary licenses and certificates under such Act and the rules and regulations promulgated thereunder necessary for the conduct of its business and to perform its obligations under the Participation Agreement, the Trust Indenture, the Trust Indenture Supplement and the Purchase Agreement Assignment (collectively, the "Agreements").

     (b) The execution, delivery and performance by Atlas of each of the Agreements do not, to our knowledge, breach or result in a default under any indenture, mortgage, deed of trust, credit agreement, conditional sale contract or other agreement to which Atlas is a party or by which Atlas or its property may be bound.

     (c) The execution, delivery and performance of each of the Agreements has been duly authorized by all necessary corporate action on the part of Atlas, and each of the Agreements has been duly executed and delivered by Atlas.

     (d) There are no pending or, to our knowledge, threatened actions, suits or proceedings before any court or administrative agency or arbitrator that question the validity of any of the Agreements or that would have been required to be disclosed in Atlas's Annual Report on Form 10-K filed for the year ended December 31, 1998, on any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, except such as are therein disclosed.

     The foregoing opinions are limited to the federal law of the United States of America (other than (i) the Act (except as expressly provided in paragraph
(a) above) or any other laws, rules or regulations governing, regulating or relating to the acquisition, ownership, registration, use or sale of an aircraft, airframe or aircraft engine or to the particular nature of the equipment to be acquired by Atlas, (ii) state securities or blue sky laws, or federal securities laws, (iii) federal or state tax, antitrust or fraudulent transfer or conveyance laws, as to which we express no opinion), and the General Corporation Law of the State of Delaware.

     This opinion letter is furnished to you for the purpose indicated above, and may not be relied upon by any other Person (except any permitted Transferee under Section 9.1 of the Participation Agreement) or for any other purpose without our written consent.

                                                     Very truly yours,

                                                     ATLAS AIR, INC.



                                                     David N. Brictson, Esq.
                                                     Legal Counsel

                                   Schedule I


Wilmington Trust Company, not in its individual capacity, but solely as Mortgagee, Subordination Agent and Pass Through Trustee

Standard & Poor's Ratings Services

                                                                       Exhibit C

                             FORM OF BOEING OPINION


To the Addressees Listed
in the Attached Schedule

                  Subject: One Boeing Model 747-47UF Aircraft Bearing Manufacturer's Serial No.
                                    and U.S. Registration Number N   MC

Ladies and Gentlemen:

     I am an attorney employed by The Boeing Company ("Boeing") and I am licensed to practice law in the State of Washington, United States of America. As such, I have represented Boeing in connection with the sale of the Boeing Model 747-47UF aircraft bearing Manufacturer's Serial No. and U.S. Registration Number N MC(including the engines installed thereon but excluding equipment furnished by Atlas Air, Inc. ("Atlas") therefor, said aircraft herein called the "Aircraft"), pursuant to Purchase Agreement No. 2021 between Boeing and Atlas, dated June 6, 1997, as subsequently amended (the "Purchase Agreement") and as assigned by the Purchase Agreement and Engine Warranties Assignment between Atlas, as Assignor, and Wilmington Trust Company, not in its individual capacity but solely as Mortgagee under the Trust Indenture dated as of , , as Assignee. Atlas is sometimes referred to in the Bill of Sale (as hereinafter defined) and in this opinion as "Buyer").

     For the purpose of this opinion, I have examined and relied upon originals, or copies certified to my satisfaction, of the Purchase Agreement and of the following documents:

          1. The Manufacturer Consent and Agreement to the Purchase Agreement and Engine Warranties Assignment dated as of , executed by Boeing (the "Consent and Agreement");

          2. The Bill of Sale executed by Boeing in favor of Buyer dated as of , (the "Bill of Sale"); __________ __ __________ and

          3. The FAA Bill of Sale executed by Boeing in favor of Buyer dated as of , (the "FAA Bill of _________ __ __________ Sale").

     I have also examined such other documents and records as I have deemed relevant or necessary for the purpose of giving this opinion. Based upon such examination, I am of the opinion that:

     (a) Boeing is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware.

     (b) The Purchase Agreement, the Consent and Agreement, the Bill of Sale and the FAA Bill of Sale have been duly authorized, executed and delivered by, and constitute the legal, valid, and binding obligations of Boeing enforceable against it in accordance with the respective terms thereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights in general and except as the enforceability of such obligations may be subject to general principles of equity.

     (c) Boeing has the full power, authority, and legal right to enter into and perform its obligations under the Purchase Agreement, the Consent and Agreement, the Bill of Sale, and the FAA Bill of Sale and Boeing's execution, performance, and delivery of such documents have been duly authorized by all necessary corporate action.

     (d) Good title to the Aircraft was at the time of delivery to Buyer vested in Boeing free and clear of all liens, claims, encumbrances, and rights of others; and good title to the Aircraft has been duly conveyed by Boeing to Buyer free and clear of all liens, claims, encumbrances, and rights of others.

     (e) Each of the Bill of Sale and the FAA Bill of Sale constitutes an effective instrument for the conveyance of good title to the Aircraft to Buyer, assuming the filing for recordation of the FAA Bill of Sale for the Aircraft in accordance with the provisions of Title 49 of the United States Code, as amended.

     For the purpose of this opinion, I have assumed that Buyer has the power and authority to accept title to and delivery of the Aircraft and that the representative acting on behalf of Buyer was duly authorized to accept title to and delivery of the Aircraft on its behalf.

     With respect to the conclusions set forth herein, I express no opinion as to any laws other than the laws of the

State of Washington, the corporate laws of the State of Delaware, and the federal laws of the United States.

                                                     Very truly yours,




                                                     Counsel

                                    SCHEDULE


                                 ATLAS AIR, INC.


                            WILMINGTON TRUST COMPANY
             Not in its individual capacity but solely as Mortgagee,
                  Pass Through Trustee and Subordination Agent


                       STANDARD & POOR'S RATINGS SERVICES

                                                                       Exhibit D

                       FORM OF OPINION OF SPECIAL COUNSEL
                       TO MORTGAGEE AND LOAN PARTICIPANTS


                                                      _____________, _____

To Each of the Persons
Listed on Schedule A
Attached Hereto

                               Re: Atlas Air, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Wilmington Trust Company, a Delaware banking corporation ("Wilmington Trust"), in connection with the Trust Indenture and Mortgage, dated as of , (the "Trust Indenture"), between Wilmington Trust, as Mortgagee (the "Mortgagee"), and Atlas Air, Inc., as Owner (the "Owner"). Pursuant to the Participation Agreement, dated as of , (the "Participation Agreement"), among Atlas Air, Inc., as Owner, and Wilmington Trust, as Mortgagee under the Trust Indenture, Wilmington Trust as Subordination Agent under the Intercreditor Agreement (as defined in the Participation Agreement), and Wilmington Trust as Pass Through Trustee (as defined in the Participation Agreement), financing is being provided for the acquisition of one Boeing Model 747-47UF Aircraft bearing U.S. Registration Mark No. N MC. This opinion is furnished pursuant to Section 4.1.2(x)(D) of the Participation Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Participation Agreement or as defined in the Trust Indenture, except that reference herein to any instrument shall mean such instrument as in effect on the date hereof.

     We have examined executed counterparts, forms or copies otherwise identified to our satisfaction of the following documents:

     (a) The Participation Agreement;

     (b) The Trust Indenture and the Trust Indenture Supplement (the documents in paragraphs (a) and (b) above being collectively referred to as the "Mortgagee Documents"); and

     (c) The Equipment Notes being issued today and authenticated by the Mortgagee (the "Equipment Notes").

     We have also examined originals or copies of such other documents, such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein and such other instruments as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Mortgagee Documents.

     Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that, in our opinion:

          1. Wilmington Trust has been duly incorporated and is validly existing as a Delaware banking corporation in good standing under the laws of the State of Delaware, is a citizen of the United States of America within the meaning of Section 40102(a)(15)(C) of Title 49, U.S.C., as amended, and has full corporate power, authority and legal right in its individual capacity, as Mortgagee, as Pass Through Trustee, or as Subordination Agent, as the case may be, to execute, deliver and perform the Mortgagee Documents, and to authenticate the Equipment Notes.

          2. Each of Wilmington Trust, the Mortgagee, the Pass Through Trustee and the Subordination Agent, as the case may be, has duly authorized, executed and delivered each Mortgagee Document to which it is a party; each such document constitutes a legal, valid and binding obligation of Wilmington Trust, the Mortgagee, the Pass Through Trustee or the Subordination Agent, as the case may be, enforceable against Wilmington Trust, the Mortgagee, the Pass Through Trustee or the Subordination Agent, as the case may be, in accordance with its terms.

          3. The execution, delivery and performance by Wilmington Trust, the Mortgagee, the Pass Through Trustee or the Subordination Agent, as the case may be, of the Mortgagee Documents to which each is a party, the authentication by the Mortgagee of the Equipment Notes and the consummation by Wilmington Trust, the Mortgagee, the Pass Through Trustee or the Subordination Agent, as the case may be, of any of the transactions contemplated thereby are not in violation of the charter or by-laws of Wilmington Trust or of any law, governmental rule, or regulation of the State of Delaware or of any law, governmental rule, or regulation of the United States of America governing the banking or trust powers of Wilmington Trust or, to our knowledge, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to our knowledge, of any judgment or order of the State of Delaware or the United States of America relating to the banking or trust powers of Wilmington Trust.

          4. Neither the execution and delivery by Wilmington Trust, the Mortgagee, the Pass Through Trustee or the Subordination Agent, as the case may be, of the Mortgagee Documents to which each is a party, the authentication of the Equipment Notes, nor the consummation of any of the transactions by Wilmington Trust, the Mortgagee, the Pass Through Trustee or the Subordination Agent, as the case may be, contemplated thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of Wilmington Trust or under any Delaware law.

          5. There are no taxes, fees or other charges (other than taxes payable by Wilmington Trust on or measured by any compensation received by Wilmington Trust for its services as Mortgagee, Subordination Agent or Pass Through Trustee) payable under the laws of the State of Delaware or any political subdivision thereof in respect of the execution and delivery by Wilmington Trust (in its individual capacity, as Mortgagee, Pass Through Trustee or Subordination Agent, as the case may be) of the Mortgagee Documents and the Equipment Notes, which taxes, fees or other charges would not have been imposed if Wilmington Trust were not a Delaware banking corporation and did not perform its obligations as Mortgagee under the Trust Indenture in the State of Delaware.

          6. The Equipment Notes have been duly and validly authenticated by the Mortgagee in accordance with the Trust Indenture.

          7. To the best of our knowledge, there are no proceedings pending or threatened against or affecting Wilmington Trust, the Mortgagee, the Pass Through Trustee or the Subordination Agent in any court or before any governmental authority, agency or arbitration board or tribunal which, if adversely determined, individually or in the aggregate, would materially and adversely affect the right, power and authority of Wilmington Trust, the Mortgagee, the Pass Through Trustee, or the Subordination Agent, as the case may be, to enter into or perform its obligations under the Mortgagee Documents to which it is a party.

     The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

     A. The foregoing opinions are limited to the laws of the State of Delaware and the federal laws of the United States of America governing the banking and trust powers of Wilmington Trust. In addition, we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and the Trust Indenture Act of 1939, as amended, (ii) Part A of Subtitle VII of Title 49 of the United States Code, as amended (except with respect to the opinion set forth in paragraph l above concerning the citizenship of Wilmington Trust), (iii) the Federal Communications Act of 1934, as amended, or (iv) state securities or blue sky laws. Insofar as the foregoing opinions relate to the validity and enforceability in Delaware of the Mortgagee Documents which are expressed to be governed by the laws of any state other than the State of Delaware, we have assumed that such Mortgagee Documents constitute legal, valid, binding and enforceable documents under such laws (as to which we express no opinion).

     B. The foregoing opinions regarding enforceability of any document are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     C. We have assumed the due authorization, execution and delivery by each of the parties thereto (other than Wilmington Trust, the Mortgagee, the Pass Through Trustee and the Subordination Agent) of the Mortgagee Documents to which each is a party and that each of such parties has the full power, authority and legal right to execute and deliver each such document.

     D. The opinion set forth in paragraph l above concerning the citizenship of Wilmington Trust is based upon an affidavit of Wilmington Trust, made by its Vice President, the facts set forth in which we have not independently verified.

     E. We have assumed that all signatures (other than those of Wilmington Trust, the Mortgagee, the Pass Through Trustee and the Subordination Agent) on documents and instruments examined by us are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

     F. We have made no investigation of, and we express no opinion concerning the priority of any mortgage or security interest.

     G. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

     This opinion may be relied upon by you in connection with the matters set forth herein. This opinion may also be relied upon by any transferee of a Note Holder, subject to the understanding that the opinions expressed herein are rendered as of the date hereof and only with respect to the laws, rules and regulations in effect as of such date. Otherwise, without our prior written consent, this opinion may not be relied upon by any person or entity for any purpose.

                                                     Very truly yours,

                                   SCHEDULE A


Owner

Atlas Air, Inc.


Mortgagee, Pass Through Trustee and Subordination Agent

Wilmington Trust Company

Ratings Agency

Standard & Poor's Ratings Services

                                                                     Exhibit E-1

                       FORM OF OPINIONS OF SPECIAL COUNSEL
                              IN OKLAHOMA CITY, OK


                                              ____________, ____

To the Addressees Listed on
Exhibit A Attached Hereto

                               Re: Atlas Air, Inc.

Ladies and Gentlemen:

     Pursuant to Section 4.1.2(x)(E) of the Participation Agreement dated as of , (the "Participant Agreement") among Atlas Air, Inc., as Owner (the "Owner"), and Wilmington Trust Company, not in its individual capacity, except as expressly provided therein but solely as Mortgagee under the Trust Indenture (the "Mortgagee"), which provides for the financing of the purchase today by the Owner of the Boeing model 747-47UF aircraft with manufacturer's serial number and United States nationality and registration marks N MC (the "Aircraft") and four General Electric model CF6-80C2B1F aircraft engines with manufacturer's serial numbers - , - , - and - (the "Engines"), this opinion is rendered with respect to matters arising under that portion of Title 49 of the United States Code (the "Transportation Code") relating to the recordation of the instruments hereinafter described and the registration of the Aircraft pursuant to the Transportation Code. As contemplated by the Participant Agreement, title to the Aircraft has been conveyed by The Boeing Company to the Owner by an AC Form 8050-2 Aircraft Bill of Sale dated __, (the "FAA Bill of Sale"), the registration of the Aircraft will be accomplished by the filing with the Federal Aviation Administration (the "FAA") of an AC Form 8050-1 Aircraft Registration Application in the name of the Owner (the "Aircraft Registration Application"), and the creation of a security interest in the Aircraft and the Engines is pursuant to Trust Indenture and Mortgage dated as of , (the "Trust Indenture") between the Owner and the Mortgagee, as supplemented by Trust Indenture and Mortgage Supplement No. 1 dated , (the "Trust Supplement").

     Based upon our examination of the above described instruments and of such records of the FAA as we deemed necessary

                                      E-1-2


to render this opinion and as were made available to us by the FAA, it is our opinion that:

          (a) the FAA Bill of Sale, the Trust Indenture with the Trust Supplement attached and the Trust Supplement are in due form for recordation by and have been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of the Transportation Code today at ______ P.M., C.D.T., ____ P.M., C.D.T. and _____ P.M.,
     C.D.T., respectively;

          (b) the Aircraft Registration Application, to which were attached the Affidavit of the Owner required by Section 47.7(c)(2)(ii) of Part 47 of the Federal Aviation Regulations, was duly filed with the FAA today at ______ P.M., C.D.T.;

          (c) the Owner is the owner of legal title to the Aircraft, and the Aircraft and the Engines are free and clear of all Liens (as such term is defined in the Trust Indenture) except the security interest created by the Trust Indenture, as supplemented by the Trust Supplement;

          (d) the Aircraft is eligible for registration in the name of the Owner under the Transportation Code, and the Aircraft will be duly registered by the FAA in the name of the Owner in due course pursuant to and in accordance with the provisions of the Transportation Code;

          (e) the rights of the Mortgagee, with respect to the Aircraft and the Engines are perfected;

          (f) the Trust Indenture, as supplemented by the Trust Supplement, constitutes a valid, duly perfected first priority mortgage and security interest in favor of the Mortgagee in the Aircraft and the Engines (insofar as such security interest and collateral assignment affect an interest covered by the recording system established by the FAA pursuant to Section 44107 of the Transportation Code);

          (g) neither the Trust Indenture nor the Trust Supplement is required to be re-filed with the FAA or filed or recorded in any other place within the United States in order to perfect and maintain the perfection of the mortgage and security interest in the Aircraft and the Engines created by the Trust Indenture, as supplemented by the Trust Supplement (insofar as such security interest af-

                                      E-1-3


     fects an interest covered by the recording system established by the FAA pursuant to Section 44107 of the Transportation Code) under the applicable laws of any jurisdiction within the United States;

          (h) no other registration of the Aircraft and no filings or recordings (other than the filings and recordings with the FAA which have been effected) are necessary to perfect in any jurisdiction within the United States the Owner's title to the Aircraft, the first priority mortgage and security interest created by the Trust Indenture, as supplemented by the Trust Supplement, in the Aircraft and the Engines (insofar as such security interest and collateral assignment affect an interest covered by the recording system established by the FAA pursuant to Section 44107 of the Transportation Code); and

          (i) no authorization, approval, consent, license or order of, or registration or filing with, or the giving of notice to the FAA Aircraft Registry is required for the valid authorization, delivery or performance of the Trust Indenture and the Trust Supplement except for such authorizations, approvals, consents, licenses, orders, registrations and notices as have been affected.

     No opinion is herein expressed as to: (i) laws other than the federal laws of the United States; (ii) the validity or enforceability under local law of the Trust Indenture, as supplemented by the Trust Supplement; or (iii) the recognition of the perfection of the mortgage, security interest and collateral assignment created by the Trust Indenture, as supplemented by the Trust Supplement, as against third parties in any legal proceedings outside the United States. In rendering this opinion, we were subject to the accuracy of FAA personnel in the filing, indexing and recording of instruments filed with the FAA and in the search for encumbrance cross-reference index cards for the Engines. Since our examination was limited to records maintained by the FAA Aircraft Registry, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States Code and possessory artisans' liens. In rendering this opinion, we have relied upon the opinion of the Aeronautical Center Counsel dated , (a copy of which is attached hereto) and upon the past practice of the FAA which is consistent with said opinion.

                                      E-1-4


     Although this opinion is not addressed to special counsel for the Loan Participants, they may rely upon it as though addressed to them.

                                                     Very truly yours,



                                                     PRESTON G. GADDIS II
                                                     For the Firm

                                    EXHIBIT A


Atlas Air, Inc.,
as Owner


Loan Participants named in the Participation Agreement


Wilmington Trust Company,
as Mortgagee

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


                                                                     Exhibit E-2

                                                         ___________, ___,___

To the Addresses Listed on
Exhibit A Attached Hereto

                               Re: Atlas Air, Inc.

Ladies and Gentlemen:

     This letter confirms that the following described instruments were recorded by the Federal Aviation Administration (the "FAA") on ,

          , and assigned the Conveyance Numbers noted below:

          (a) AC Form 8050-2 Aircraft Bill of Sale dated , (the "FAA Bill of Sale") by The Boeing Company to Atlas Air, Inc., as Owner (the "Owner"), covering the Boeing model 747-47UF aircraft with manufacturer's serial number and United States nationality and registration marks N MC (the "Aircraft") was recorded as Conveyance No. P____________; and

          (b) Trust Indenture and Mortgage dated as of , (the "Trust Indenture") between the Owner and Wilmington Trust Company, not in its individual capacity except as expressly stated therein but solely as Mortgagee (the "Mortgagee"), to which was attached the Trust Indenture and Mortgage Supplement No. 1 dated , (the "Trust Supplement") of the Owner covering the Aircraft and the General Electric model CF6-80C2B1F aircraft engines with manufacturer's serial numbers - , - , - and - (the "Engines"), was recorded as Conveyance No. P________.

     Subsequent to the recordations mentioned above, we examined the records maintained by the FAA with respect to the Aircraft and the Engines. Based upon such examination, it is our opinion that:

          (a) the FAA Bill of Sale and the Trust Indenture with the Trust Supplement attached have been duly recorded by the FAA pursuant to and in accordance with the provisions of Section 44107 of Title 49 of the United States Code;

                                      E-2-2


          (b) the Owner is the owner of legal title to the Aircraft;

          (c) the Aircraft is duly registered in the name of the Owner pursuant to and in accordance with the provisions of Sections 44102 and 44103 of Title 49 of the United States Code; and

          (d) the Aircraft and the Engines are free and clear of all Liens (as such term is defined in Annex A to the Trust Indenture) except the security interest created by the Trust Indenture, as supplemented by the Trust Supplement.

          This opinion is subject to the same limitations and exceptions as were set forth in our opinion letter dated , , covering the Aircraft and the Engines.

                                                     Very truly yours,



                                                     PRESTON G. GADDIS II
                                                     For the Firm

PGG/ch

                                    EXHIBIT A


Atlas Air, Inc.,
as Owner


Loan Participants named in the Participation Agreement


Wilmington Trust Company,
as Mortgagee

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